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                                                                   EXHIBIT 10.56


                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 1st day of June, 2000, by and among THE PROFIT RECOVERY GROUP USA, INC., a Georgia corporation ("PRGUSA"), THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation ("PRGX"), TSL SERVICES, INC., a Delaware corporation ("Seller"), ENTERPRISE PROFIT SOLUTIONS CORPORATION, a Delaware corporation and the sole shareholder of Seller ("Shareholder") and EPS SOLUTIONS CORPORATION, a Delaware corporation and the sole shareholder of Shareholder ("EPS").

                              W I T N E S S E T H:

        WHEREAS, PRGUSA is in the business of (i) auditing accounts payable, telecommunications invoices, expenses, capital expenditures, freight bills and invoices and various other payment arrangements or obligations between its clients and their suppliers, vendors, carriers, landlords and taxing authorities for the purpose of identifying and documenting overbilling by and refund, credit or chargeback claims for overpayments to, the clients' suppliers, vendors, carriers, landlords and taxing authorities or future cost reductions, efficiencies or other savings, and (ii) sales, consignment, and product return arrangements between clients and customers, distributors, or consignees for the purpose of identifying claims of clients for underpayments or excessive credits or charges (the "Audit Activities"), managing, processing, handling, reporting and transmitting freight information, data and/or records, freight payment, logistics (including rate negotiation and supply chain management) and other related services (the "Freight Activities"), electronic commerce software development and information systems consulting (the "E-Commerce Activities") and rendering management advisory services, including contract negotiations in the telecommunications industry, associated with the Audit Activities, Freight Activities and E-Commerce Activities (the "Advisory Activities") (collectively, such Audit Activities, Freight Activities, E-Commerce Activities and Advisory Activities being the "Business of PRGUSA");

        WHEREAS, Seller is in the business of providing comprehensive information technology financial management solutions, including the following: telecommunications and information technology cost control, telecommunications consulting services, the provision of billing verification services and optimization; call accounting services; software development, sales and maintenance, managed invoice processing; consulting services; outsource information technology services, including moves, adds and changes; and professional technical temporary staffing (the "Business");

        WHEREAS, the parties hereto desire that Seller sell to PRGUSA and that PRGUSA purchase substantially all of the assets of Seller used or held for use in the Business pursuant to the terms of this Agreement;

        WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the transactions contemplated herein and certain additional agreements related thereto;

        NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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                                   ARTICLE 1
                      PURCHASE AND SALE OF PURCHASED ASSETS

        1.1 ASSETS TO BE ACQUIRED. Subject to and upon the terms and conditions set forth herein, PRGUSA agrees to purchase from Seller, and Seller agrees to sell to PRGUSA, as of the Effective Date (as hereinafter defined), except as provided in Section 1.2 hereof, all right, title and interest of Seller in and to all of the tangible and intangible assets of Seller used or held for use by Seller in the conduct of the Business as of the Effective Date whether owned by Seller, Shareholder, EPS or any affiliate thereof, free and clear of all claims, liens, encumbrances, security interests and similar interests of any kind or nature whatsoever (collectively, the "Purchased Assets"), including the following:

               (a) all of Seller's machinery, appliances, equipment, including computer hardware (and as to each computer, the software licensed for use thereon), tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, used or held for use by Seller in connection with the Business as of the Effective Date, including those items listed on Schedule 1.1(a) attached hereto ("Fixed Assets");

               (b) all of Seller's right, title and interest under those "Contracts" (which, for purposes hereof, shall mean all written or oral contracts with Clients ("Client Contracts"), employment agreements, agreements with consultants and independent contractors and all other agreements and instruments relating to the Purchased Assets and the operation of the Business to which Seller is a party or to which the Purchased Assets are subject or bound, except for any Lease) which PRGUSA specifically agrees to assume, which assumption shall be evidenced by inclusion of such Contract by PRGUSA on a schedule to the Assignment and Assumption Agreement, as defined herein (collectively, "Assigned Contracts");

               (c) all accounts receivable, notes receivable, employee advances of Seller outstanding as of the Effective Date (collectively, "Accounts Receivable") and all work in progress including all unbilled claims of Seller as of the Effective Date (collectively, the "Work in Progress");

               (d) all of Seller's right, title and interest in, and benefits accruing to Seller as lessee or sublessee under, those "Leases" (which, for purposes hereof, means all written and oral leases or subleases in respect of the Business and to which Seller is a party, including all real property and equipment leases), which PRGUSA specifically agrees to assume, which assumption shall be evidenced by inclusion of such Lease by PRGUSA on a schedule to the Assignment and Assumption Agreement (collectively, the "Assigned Leases");

               (e) all intellectual property used or owned by Seller or the Business, including (i) the names "TSL Services," "Telecom Services Limited," "TOMS", "Fraud-Check", "E-Z View" and all registered and unregistered trademarks, service marks and applications (collectively, "Marks"); (ii) all patents and patent applications (collectively, "Patents"); all copyrights in both published works and unpublished works (collectively, "Copyrights"); (iii) all computer and electronic data processing programs and software programs and systems and related documentation, research projects, computer software under development, software concepts owned and proprietary intellectual property, processes, formulae and algorithms, including all intellectual property used in the ownership, marketing, development, maintenance, support and delivery of the software and presently owned or licensed by the Seller which are used or proposed to be used or


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reserved for use by the Seller in the Seller's Business (including "TOMS"
Software, Internal Report Tools Systems and any other computer software programs and databases developed by or for Seller and the Business or licensed to them) (the "Software"); (iv) all inventions, improvements, developments, modifications and derivative works, whether or not reduced to practice, which Seller, Shareholder, EPS or any employee of Seller, together or individually, alone or in combination with each other or any other person, has made which relates to the Business (collectively, "Developments"); and (v) all know-how, trade secrets, formulas, confidential information, customer lists, technical information, data, reports, deliverables, source code, object code, process technology, plans, drawings and blueprints (collectively, "Trade Secrets"; and collectively, the Marks, Patents, Copyrights, Software, Developments and Trade Secrets being the "Intellectual Property Assets");

               (f) all of Seller's licenses, consents, permits, variances, certifications and approvals of governmental agencies used or held for use in connection with the Business, to the extent assignable and listed on Schedule 1.1(f) attached hereto;

               (g) all claims, security and other deposits, refunds, prepaid expenses, causes of action, choses in action, rights of recovery (including any and all rights to indemnification against InterVoice-Brite, Inc., its successors and assigns (collectively, "I-B") in respect of the Business and Purchased Assets), warranty rights, rights under non-disclosure, noncompetition, non-solicitation and similar agreements, and rights of set off in respect of the Business and Purchased Assets, including those items listed on Schedule 1.1(g) attached hereto (collectively, the "Deposits and Other Rights");

               (h) all of Seller's client and supplier lists, all client files, all files related to employees, consultants or independent contractors, all computer data bases and other business records relating to the Purchased Assets other than Seller's corporate minute books and stock records;

               (i) all of Seller's right, title and interest in and to their telephone numbers and the directory advertising for such telephone numbers to the extent assignable; and

               (j) all of Seller's and EPS's right, title and interest in and to the Lock Box at Bank of America, Los Angeles, California, identified in Section
3.19 hereof;

               (k) Cash at Closing in the total aggregate amount equal to the sum of (i) the net increase in cash, if any, after payment of operating expenses incurred in the ordinary course of business consistent with past practices (but without any decrease in cash for Seller's Transaction Expenses, as hereinafter defined, which shall be borne other than at the expense of PRGUSA) provided by the Business for the period from and after the Effective Date through the Closing Date, plus (ii) an amount of cash equal to the cash applied during the period from the Effective Date to the Closing Date to either Seller Transaction Expenses, non-current payables (as defined in Section 2.2(a)), payables incurred outside the ordinary course of Business or inconsistent with past practices, non-trade payables (as defined in Section 2.2(a)), payables which are past due as of the Effective Date, or payables or other indebtedness due to the Shareholder, EPS or any affiliates of Shareholder or EPS from Seller, plus (iii) the amount of cash paid by the Seller from and after the Effective Date in satisfaction of outstanding commission amounts payable that relate to receivables collected by the Seller prior to the Effective Date (such sum being the "Cash Assets"); and



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               (l) all of Seller's right, title and interest in and to all other tangible personal property and intangible property used or held for use in connection with the Business, including any and all goodwill and going concern value of the Business and Seller.

        1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1 hereof, PRGUSA shall not acquire and Seller shall not transfer to PRGUSA Seller's corporate minute and stock books, or any assets held under any pension, profit sharing or other Employee Benefit Plan (as defined herein), any vehicles owned or leased by Seller, cash (except as provided in Section 1.1(k) hereof) and inter-company receivables owed to Seller by EPS, Shareholder or those entities identified in Section 4.29(c) of Schedule 4.29 and identified as "IntUnTSL" and "InterL/T Rec" on the Estimated Closing Balance Sheet (as defined herein) (collectively, the "Excluded Assets").

        1.3 CONVEYANCE OF ASSETS. The conveyance, transfer and delivery of the Purchased Assets shall be made by Seller and accepted by PRGUSA on the Closing Date, as of the Effective Date, as follows:

               (a) Seller shall execute and deliver to PRGUSA a bill of sale in the form of Exhibit 1.3(a) attached hereto and made a part hereof (the "Bill of Sale");

               (b) Seller and PRGUSA shall execute and deliver to PRGUSA an Assignment and Assumption Agreement in the form of Exhibit 1.3(b) attached hereto and made a part hereof (the "Assignment and Assumption Agreement") with respect to the Assumed Liabilities (as hereinafter defined);

               (c) Seller shall execute and deliver to PRGUSA a trademark assignment in the form of Exhibit 1.3(c)-1 attached hereto and made a part hereof and a copyright assignment in the form of Exhibit 1.3(c)-2 attached hereto and made a part hereof; and

               (d) Seller shall execute and deliver such additional instruments of sale, transfer, conveyance and assignment on the Closing Date, as counsel to Seller and counsel to PRGUSA shall mutually deem necessary or appropriate.

        1.4 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on or before June 7, 2000 by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto upon compliance with the terms, conditions and contingencies contained herein or on such other date as is mutually agreed upon by the parties hereto (such date being the "Closing Date"). The Closing shall be effective as of 12:01 a.m. June 1, 2000 (the "Effective Date" (and, in respect of Cash Assets, as of the end of the banking business day immediately preceding the Effective Date), so that effective control of the Business and the Purchased Assets, including all risks and rewards of ownership, all cash receipts, profits and losses, and all benefits and burdens of ownership shall transfer to PRGUSA on and as of the Effective Date, and, subject to the provisions of Section 3.5 hereof, all day-to-day management and operating control of the Business and the Purchased Assets shall pass to PRGUSA from and after the Effective Date and all computations, adjustments and transfers pursuant hereto for purposes hereof shall be on and as of 12:01 am on the Effective Date (and, in respect of Cash Assets, as of the end of the banking business day immediately preceding the Effective Date).



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                                   ARTICLE 2
                    PURCHASE PRICE; ASSUMPTION OF LIABILITIES

        2.1 PURCHASE PRICE. Subject to the adjustments set forth herein and the other terms and conditions of this Agreement, the Purchase Price ("Purchase Price") for the Purchased Assets shall be $18.25 million. In addition to the Purchase Price, PRGUSA shall pay an aggregate of $100,000 to Seller, Shareholder and certain affiliates of Seller in consideration of the Noncompetition Agreement defined herein. The Purchase Price, less the escrow amount provided for in Section 2.3 hereof, and the payments under the Noncompetition Agreement, shall be paid in cash on the Closing Date by wire transfer or other immediately available funds.

        2.2 ASSUMPTION OF LIABILITIES. PRGUSA agrees to assume, from and after the Closing Date, only the following liabilities, to the extent disclosed to and accepted by PRGUSA on the Estimated Closing Balance Sheet (as defined herein) or the Schedules attached hereto, subject to Section 2.4(d) hereof (the "Assumed Liabilities"):

               (a) normal current (which means trade payables not older than 30 days from the date originally invoiced (regardless of any agreements allowing for later payments)) trade payables of the Business incurred in the ordinary course of business and outstanding as of the Effective Date or incurred in the ordinary course of business thereafter consistent with past practices and the provisions of Section 3.5 hereof, excluding (A) all Seller Transaction Expenses (as defined in Section 3.13 hereof); (B) non-trade payables (meaning those not directly related to the Business to be acquired by PRGUSA pursuant hereto); (C) payables past due as of the Effective Date; and (D) all accounts payable or other indebtedness due to the Shareholder or EPS or any affiliates of Shareholder or EPS from Seller;

               (b) commission amounts which will be owed by the Business to its commissioned employees, consultants or independent contractors (but not to Shareholder or EPS) upon collection of Accounts Receivable and Work in Progress outstanding on the Effective Date;

               (c) all obligations and liabilities of Seller arising from and after the Effective Date under the Assigned Contracts (which shall include all Client Contracts) and the Assigned Leases, to the extent not yet performed by Seller;

               (d) accrued employee vacation liability as of the Effective Date reflected on the Estimated Closing Balance Sheet to Hired Employees; and

               (e) accrued bonuses to employees of the Business as of the Effective Date as reflected on the Estimated Closing Balance Sheet.

Except for the Assumed Liabilities, PRGUSA shall not assume any debts or liabilities of Seller of any kind or nature whatsoever. Without limiting the generality of the foregoing, PRGUSA shall not assume any accounts payable (other than the trade payables described in 2.2(a) above), any liabilities for payroll, sick leave or sick pay, bonus, retirement plans and similar payroll expenses (whether or not accrued), loans due to Shareholder, bank debt or other notes payable, or disputed, contingent or unliquidated liabilities of any kind whatsoever (including any liability in respect of any claims made by Information Source Inc., including those related to the lawsuit Information Source, Inc. v. Telecom Services, Ltd., a division of Brite Voice Systems, Inc. in the



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Superior Court of New Jersey, Law Division, Morris County, Docket No.
L-2972-98). Anything to the contrary contained herein notwithstanding, PRGUSA shall neither assume nor have any obligations or liabilities whatsoever in respect of any amounts owed by TSL to EPS, Shareholder or those entities identified in Section 4.29(c) of Schedule 4.29 attached hereto, including that item identified as "Inter L/T Rec" under the heading Other Assets in the Estimated Closing Balance Sheet, Seller's Taxes (as hereinafter defined), severance, income tax withholding, payroll and/or unemployment tax, workers' compensation, pension, profit-sharing, health insurance, COBRA (as hereinafter defined) or any other employee or other benefit liabilities in respect of any Business Employees (as hereinafter defined) or in respect of any Employee Benefit Plans (as hereinafter defined), including any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment, withdrawal liability, liability to the Pension Benefit Guaranty Corporation (the "PBGC"), liability under Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 302(a)(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar liability or expense of Seller or any ERISA Affiliate (as hereinafter defined), and PRGUSA shall not become a party to any Employee Benefit Plan as a result of any of the transactions contemplated by this Agreement.

        2.3 ESCROW. At the Closing, PRGUSA will deposit $1,000,000 of the Purchase Price (subject to increase in accordance with Section 3.18 hereof) in cash with First Union National Bank, N.A., which will be held in escrow until the first anniversary of the Closing Date (or as otherwise described in Section 3.18) as a non-exclusive source for any claims for indemnification by PRGUSA against Seller or Shareholder pursuant to the terms of the Indemnity Escrow Agreement by and among PRGUSA, PRGX, Seller and Shareholder in the form of
Exhibit 2.3 attached hereto (the "Indemnity Escrow Agreement").

        2.4 ESTIMATED CLOSING BALANCE SHEET AND PURCHASE PRICE ADJUSTMENTS.

               (a) On or before two business days prior to the Closing Date, the Seller shall prepare in accordance with Section 2.4(b) hereof, and PRGUSA and the Seller shall agree upon, a written estimated balance sheet as of the Effective Date, including a detailed listing of the assets and liabilities of Seller outstanding as of the Effective Date (the "Estimated Closing Balance Sheet"), which statement will contain with respect to any item which is not capable of determination at the Effective Date, a good faith estimate of such item as of the Effective Date and which shall, when delivered, be attached hereto as Schedule 2.4.

               (b) The Estimated Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with the Year-End Statements (as defined herein) including the notes thereto, shall include the same categories of assets and liabilities of the Seller as of the Effective Date as were included on the December 31, 1999 balance sheet included in the Year-End Statements (as defined below) of the Seller, and shall be consistent with the Seller's past accounting practices and procedures on a stand-alone basis.

               (c) As of the Effective Date, the Purchase Price shall be adjusted to decrease the Purchase Price by the sum of those items set forth on
Schedule 2.4-A attached hereto including, without limitation (i) the amount if any, by which accrued employee vacation liability to employees of the Business as of the Effective Date exceeds $215,000 , (ii) the amount, if any, by which the trade payables of the Business assumed by PRGUSA in accordance with 2.2(a) hereof



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exceed $250,000, (iii) the amount of all commission payments owed by Seller on the Effective Date on accounts receivable collected by Seller before the Effective Date, and (iv) an aggregate of $95,835, reflecting the aggregate amount of the bonuses, whether or not accrued on the Estimated Closing Balance Sheet, allocated to the employees of Seller listed on Attachment A to the Estimated Closing Balance Sheet for the period from January 1, 2000 to the Effective Date to the extent not paid by Seller to its employees at or prior to the Effective Date. The Cash Assets shall be delivered by Seller to PRGUSA at Closing by wire transfer to an account designated by PRGUSA. The amount of the Cash Assets set forth in Section 1.1(k) hereof shall be determined at Closing based upon an estimated cash flow statement (the "Cash Flow Statement") prepared by Seller for the period including the Effective Date to and including the Closing Date. Seller shall deliver the Cash Flow Statement to PRGUSA the day immediately prior to the Closing Date.

               (d) After presentation by Seller of the Estimated Closing Balance Sheet and the Cash Flow Statement, PRGUSA shall have the right to question the bases of any items therein and Seller, Shareholder and EPS will cooperate with PRGUSA and provide appropriate representatives during normal business hours as reasonably requested by PRGUSA to answer questions and resolve any issues raised by PRGUSA in such statements. If the parties are unable to resolve any such issues, PRGUSA shall have the right, within seventy-five days after the Closing Date, to request that KPMG LLP ("KPMG") review the Estimated Closing Balance Sheet and/or the Cash Flow Statement (each a "Statement")and make such adjustments in such amounts so as to be true and correct as of 12:01 a.m. on the Effective Date and to be consistent with the provisions of Section 1.1(k), 1.4 and 2.4 hereof. KPMG shall present its proposed adjustments to PRGUSA and Seller as soon as practicable and PRGUSA and Seller shall have the opportunity to discuss with KPMG and/or object to any such adjustments within 10 days after receipt thereof. Thereafter, KPMG shall issue a final version of any such Statement submitted to it for review, which Statement shall be the final determination thereof, and in the event that such determination shows that payments are required to be made by Seller or PRGUSA, any such payment shall be made by PRGUSA or Seller to the other, as the case may be, together with interest thereon at a rate of 5.5% per annum from the Closing Date until the date of payment, within 15 days after completion of the review by KPMG. The fees and expenses charged by KPMG in respect of all services rendered by it pursuant to this Section 2.4(a) shall be borne solely by PRGUSA.

               (e) The Purchase Price shall be adjusted by pro rating between PRGUSA and Seller on a per diem basis as of the Effective Date all assessments, real estate taxes, personal property and ad valorem taxes, additional rent related to taxes and insurance and other similar charges assessed against the Purchased Assets for the current calendar year and any prior years; provided, however, that (A) Seller shall pay all sales and use taxes and similar charges, if any, arising out of the transfer of the Purchased Assets pursuant to this Agreement; (B) Seller shall pay any income, sales, use, business, occupation, withholding, employment, security or similar tax, or any other taxes of any kind whatsoever with respect to the Purchased Assets and the operation of the Business relating to any period before the Effective Date; (C) Seller shall pay all transfer and deed taxes and similar charges arising out of the transfer of the Purchased Assets. At Closing, Seller will pay all obligations to its employees for salary, bonus, and benefits, including contributions pursuant to the 401(k) Plan (as defined herein) accrued on the Estimated Closing Balance Sheet as of the Effective Date which are not Assumed Liabilities and will timely pay after the Effective Date all other obligations of Seller which are not Assumed Liabilities.



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               (f) The parties acknowledge that, after the Closing, PRGUSA shall move those former Business Employees (as defined herein) who become PRGUSA employees ("Hired Employees") to PRGUSA's payroll system as soon as practicable, but no later than September 1, 2000. A former Business Employee will be a Hired Employee if and only if such person (A) reports to work for PRGUSA and (B) executes and delivers to PRGUSA an Employee Agreement (as defined in Section 3.2 hereof) (1) if a Key Employee (as defined herein), on or before the Effective Date, or (2) if not a Key Employee, within 3 days after the Closing Date. Until such time as such Hired Employees are included on PRGUSA's payroll system, Seller shall when and as funded by PRGUSA make disbursements on behalf of PRGUSA and as PRGUSA's agent to the Hired Employees for payroll and employee compensation earned after the Closing Date in respect of their employment by PRGUSA in accordance with Seller's past practices pursuant to instructions from PRGUSA. PRGUSA hereby agrees to fund Seller with all amounts necessary to make such payments prior to the time such payments are due to the Hired Employees, and PRGUSA and PRGX shall indemnify and hold Seller harmless in respect of any and all liabilities arising from such arrangement, other than Seller's failure to properly apply the funds advanced by PRGUSA.

                                   ARTICLE 3
                              ADDITIONAL COVENANTS

        3.1 DUE DILIGENCE REVIEW.

               (a) Upon the execution and delivery hereof, Seller shall concurrently deliver to PRGUSA all Schedules required to be attached hereto and true, correct and complete copies of all documents, together with all amendments thereto through the date of execution hereof, contemplated by this Agreement and required by the terms hereof to be listed on the Exhibits or Schedules attached hereto not previously delivered to PRGUSA, including any Material Leases (as defined in Section 4.16 below), Material Contracts (as defined in Section 4.15 below), insurance policies, the Historical Statements (as defined in Section 3.1 below) and Seller's Tax Returns for 1996, 1997, 1998 and 1999 (pursuant to
Section 4.12 hereof). Prior to the Effective Date, PRGUSA its counsel and representatives, including KPMG (collectively, the "PRGUSA Representatives") shall have conducted such due diligence investigation of the Business of Seller as PRGUSA shall determine. Seller shall provide such persons full access during normal business hours to the offices, properties, books, records, files and other documents and information regarding Seller's assets and Business, to Seller's employees, officers, sales agents, project managers, contract service providers, strategic partners, other representatives and customers and to all materials, programs, data, reports, systems, practices, deliverables, source codes, and other properties and assets and shall fully cooperate with PRGUSA and such persons and provide full opportunity to said parties to make such investigation and copy such documents as PRGUSA shall desire, including permitting such persons to contact customers of Seller. No investigation of the Business of Seller by PRGUSA, its counsel and representatives, including the PRGUSA Representatives, either prior to, on, or after the date hereof shall affect PRGUSA's and PRGX's right to rely upon, or Seller's and Shareholder's responsibility for the accuracy of the representations and warranties of Seller and Shareholder made herein.

               (b) As soon as practicable, Seller and Shareholder, at their sole cost and expense, shall prepare and provide to PRGUSA and KPMG financial statements of the Business as of December 31, 1999 for the year ended December 31, 1999, containing thereon an



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

unqualified audit report (the "Report") of Ernst & Young LLP, Seller's independent auditor (collectively, the "Year-End Statement") and separate internal monthly balance sheets and income statements as of and for the months of December, 1998, January, February, March, April and May, 2000 and on a stand-alone basis for the year ended December 31, 1999 (collectively, with the Year-End Statements, the "Historical Statements"). At the sole cost of PRGUSA, Seller and Shareholder will provide after Closing, if and promptly after requested by PRGUSA, such other financial information, including copies of books and records and other materials (i) sufficient to enable KPMG to prepare such pro forma financial statements as shall comply with the provisions of Article 11 of Regulation S-X, and (ii) in form and substance satisfying the requirements for filing the Historical Statements and Report with the Securities and Exchange Commission. Seller and Shareholder will, and will cause each of its officers, directors and employees to, cooperate fully with PRGUSA and the PRGUSA Representatives to provide all such information and documents as PRGUSA or the PRGUSA Representatives may periodically request.

               (c) Between the date of this Agreement and the Closing Date, PRGUSA and Seller will maintain in confidence, and will cause their respective directors, officers, employees, agents, representatives and advisors of PRGUSA and Seller, to maintain in confidence any written, oral or other information obtained in confidence from any other party hereto in connection with this Agreement or the transactions contemplated herein, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) or use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or (c) the furnishing of such information is required by, or is necessary or appropriate in connection with, legal proceedings.

        3.2 EMPLOYMENT MATTERS. Prior to the Effective Date, PRGUSA offered employment (such employment to be effective as of the Closing Date for all purposes under this Agreement) to such employees, consultants and independent contractors of Seller as, PRGUSA designated on Schedule 3.2 attached hereto as persons whose continued employment is critical to the success of the Business (such persons, as designated or modified from time to time by PRGUSA prior to the Closing, together with the Shareholder, being the "Key Employee") and concurrently with or as soon as practicable after the Closing, PRGUSA will offer employment (such employment to be effective as of the Closing Date for all purposes under this Agreement) to all other employees of Seller on terms acceptable to PRGUSA and such persons; provided that, as a condition of employment, each such Key Employee and other person who accepts employment from PRGUSA shall sign customary documents and forms including a Form I-9 and PRGUSA's Employee Agreement (providing for non-competition, non-solicitation and confidentiality covenants during the term of such person's employment and for 24 months thereafter), in substantially the form attached hereto as Exhibit 3.2 (the "Employee Agreement"), as PRGUSA may require. Seller and Shareholder shall cooperate with and assist PRGUSA in obtaining written employment agreements from Key Employees and such other employees, consultants and independent contractors as PRGUSA designates as needed or requested by PRGUSA. Notwithstanding the foregoing, in no event shall PRGUSA be required to provide employee benefits the same as or similar to those provided by Seller or otherwise.

        3.3 CONSENTS. Promptly after execution of this Agreement, Seller and Shareholder will apply for or otherwise seek, and use their best efforts to obtain, all consents, releases and approvals required with respect to Seller and/or Shareholder for consummation of the transactions contemplated hereby, including without limitation, those consents listed in Schedule 4.4 hereof (including estoppels and consents from the lessors under the Assigned Leases and consents to the assignment to PRGUSA of the Assigned Contracts) ("Consents"). Any charges imposed by the lessors or other parties to the Assigned Contracts for such estoppels and consents shall be borne by Seller, and each of the Seller and Shareholder shall, jointly and severally, indemnify PRGUSA and PRGX against any loss or liability incurred by PRGUSA or PRGX resulting from Seller's and Shareholder's failure to pay such charges, in accordance with Article 6 hereof. Notwithstanding anything contained herein to the contrary, the receipt of any such Consents (other than the Consent and release of liens on the Purchased Assets of the Lenders under the Credit Agreement as described in Section 7.3 hereof, the Acknowledgement and Consent of InterVoice-Brite, Inc. in form and substance satisfactory to PRGUSA and an agreement acceptable to PRGUSA relating to an assignment of Seller's leasehold interest in certain equipment leased to Seller from LaSalle National Leasing Corporation and described on Schedule 4.16 hereof) shall not be a condition precedent to the Closing and the occurrence of the Closing will not constitute a waiver of Seller's and Shareholder's obligation to obtain the Consents. After the Closing, Seller shall continue to use its best efforts and shall assist and cooperate with PRGUSA in obtaining all such Consents. The failure to obtain any Consents after the Closing shall be subject to the indemnification provisions of
Section 6.1 hereof.

        3.4 NONCOMPETITION AGREEMENT. Concurrently with the Closing, in consideration of the acquisition of Purchased Assets as contemplated herein, Seller, Shareholder and EPS shall enter into a noncompetition, nonsolicitation and confidentiality agreement with PRGUSA in substantially the form attached hereto as Exhibit 3.4 (the "Noncompetition Agreement").

        3.5 CONDUCT OF BUSINESS BY SELLER PENDING PURCHASE. Seller and Shareholder covenant and agree that, unless PRGUSA shall otherwise consent in writing, between the date hereof and the Closing, the Business shall be conducted at the direction of PRGUSA and only in, and Seller shall not take any action, nor shall PRGUSA direct it to take any action, except in, the ordinary course of business and in a manner consistent with Seller's past practice; and Seller will use its best efforts to preserve substantially intact the Business of Seller, to keep available the services of the present officers, employees, and consultants of Seller, and to preserve the present relationships of Seller with customers, clients and other persons having business relationships with Seller. Between the date hereof and Closing, there shall be no material diminution of the Purchased Assets, nor any material increase in the Assumed Liabilities. By way of amplification and not limitation, except as expressly provided for in this Agreement, Seller and Shareholder covenant that, between the date hereof and the Closing, Seller and Shareholder (in respect of Seller and the Business) shall not, directly or indirectly, do any of the following without the prior written consent of PRGUSA, nor shall PRGUSA direct Seller or Shareholder to do any of the following without the prior written consent of Seller or Shareholder:

               (a) (i) issue, sell, gift pledge, transfer, dispose of, encumber, authorize any shares of capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Seller; (ii) amend the Articles of Incorporation or By-Laws of Seller; (iii) split, combine or reclassify any outstanding share of Seller's capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to Seller's capital stock (except for normal salary and bonuses earned in the ordinary course of business, in each case consistent with Seller's past practices and as disclosed to PRGUSA in writing in advance of payment) (iv) redeem, purchase or otherwise acquire any shares of Seller's capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.5(a);

               (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber any assets of Seller; (iii) enter into any material contract or agreement, except for client contracts in the ordinary course of business; (iv) authorize any single capital expenditure in excess of $5,000 or capital expenditures in the aggregate in excess of $10,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.5(b);

               (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to materially increasing the compensation or other remuneration of any officer, director, Shareholder or employee of Seller, pay any bonuses to any of its employees (except for bonuses earned in the ordinary course of business and disclosed to PRGUSA in writing in advance of payment), or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of Seller in effect on the date hereof and fully disclosed to PRGUSA in writing prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

               (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan or otherwise to any employee of, or independent contractor or consultant to, Seller, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing;

               (e) take any action except in the ordinary course of business and in a manner consistent with past practice with respect to, or make any change in, its methods of management, distribution, marketing, accounting or operating (including practices relating to payment of trade accounts or to other payments) or relating to establishing or adjusting reserves, writing down or failing to write down (in accordance with its past practices consistently applied) or writing up the value of any assets of Seller;

               (f) take any action or enter into any agreement or make any change in the billing or collection of its accounts receivable and unbilled claims (other than in the ordinary course of business and consistent with past practices), including without limitation, discounting or writing off any of Seller's accounts receivable or work in progress for early payment, or granting any other deduction or discount thereon or accelerating the collection thereof;

               (g) except in the ordinary course of business or as specifically permitted herein, take any action to incur, assume, increase or guarantee prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or other receivables except in the ordinary course of business;

               (h) loan or advance monies to any person under any circumstance whatsoever except travel advances or other reasonable expense advances to employees of Seller made in the ordinary course of business and consistent with past practice;

               (i) change any existing bank accounts or lock box arrangements of Seller, except for deposits, withdrawals, or changes of signatories in the ordinary course of business;

               (j) waive any material rights of Seller or settle any material claim involving Seller;

               (k) sell, license, or otherwise dispose of any of its Intellectual Property Assets other than in the ordinary course of business consistent with past practice;

               (l) fail to make any Tax filing or Tax payment required to be made prior to the Effective Date; or

               (m) do any act or omit to do any act which would cause a breach of, or inability to perform, any contract, commitment or obligation of Seller or Shareholder, which breach has a Material Adverse Effect (as defined in Section
4.6 hereof) on Seller or the ability of Seller or Shareholder to perform its, his or her obligations under this Agreement or any Seller Transaction Document (as defined in Section 4.2 hereof).

        3.6 TAX ALLOCATION. Seller and PRGUSA agree that they will prepare and file any notice or other filing required pursuant to Section 1060 of the Code in respect of allocation of the Purchase Price. PRGUSA agrees to send to Seller, and Seller agrees to send to PRGUSA, a completed copy of its Form 8594 ("Asset Acquisition Statement under Section 1060") with respect to this transaction prior to filing such form with the Internal Revenue Service.

        3.7 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify PRGUSA in writing if Seller or Shareholder becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's or Shareholder's representations and warranties as of the date of this Agreement, or if Seller or Shareholder becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to PRGUSA a supplement to the Schedules specifying such change. During the same period, Seller will promptly notify PRGUSA of the occurrence of any breach of any covenant of Seller or Shareholder in this
Article 3 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

        3.8 PUBLIC ANNOUNCEMENTS.

               (a) PRGUSA and Seller will issue a mutually agreeable joint press release at such time as PRGUSA and Seller shall agree. Seller and Shareholder shall obtain the prior written consent of PRGUSA before issuing any press release or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to receiving such consent.

               (b) Except for any public announcement relating to the transactions contemplated herein as may be required by law or stock exchange rules or as provided in this Section or in Section 3.1 hereof, each of Seller, Shareholder, PRGX and PRGUSA agrees that until the press release contemplated in
Section 3.8(a) hereof is issued, each of such parties have not, and have directed its directors, officers, employees, representatives and agents who have knowledge of the transactions not to, disclose to any person who is not a participant in discussions concerning the transactions (other than persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the transactions contemplated herein, or any portion of the PRGUSA/PRGX Disclosure which has not been made publicly available by PRGUSA/PRGX, including the fact that negotiations are taking place. In addition, Seller and Shareholder shall obtain the prior written consent of PRGUSA (and shall require their respective directors, officers, members, employees, representatives and agents who have knowledge of the transactions contemplated hereby or of any portion of the PRGUSA/PRGX Disclosure which has not been made publicly available by PRGUSA or PRGX to obtain the prior written consent of PRGUSA) before buying, selling or otherwise trading in or engaging in any transactions with respect to PRGX securities, until such time as PRGUSA shall have notified Seller in writing that such permission is no longer required due to the public availability of all material information with respect to the contemplated transactions and the PRGUSA/PRGX Disclosure.

        3.9 NO NEGOTIATIONS. Seller and Shareholder covenant that, subject to the termination provisions contained herein, from and after the date hereof until June 15, 2000 and thereafter until either PRGUSA or Seller shall give five
(5) days' written notice of termination to the other, neither Seller, Shareholder or EPS (or any of their respective agents or representatives) will, either directly or indirectly, offer the Purchased Assets for sale to any person other than PRGUSA, and neither Seller, nor Shareholder nor anyone acting on behalf of Seller or Shareholder, shall, directly or indirectly, solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets, sale of any shares of capital stock or similar transaction involving Seller or the Purchased Assets, or otherwise engage in the negotiation or discussions concerning, or provide any non-public information to any person, relating to any such potential transaction. Seller and Shareholder and their respective representatives will promptly notify PRGUSA of any unsolicited proposals or indications of interest therein (including identifying the potential purchaser and disclosing the terms of the offer, if any) they receive.

        3.10 COVENANT RE: TAX MATTERS.

               (a) As used in this Agreement, the following terms have the specified meanings:

                      (i) "Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including U.S. federal, state, city, county, non-U.S. or other income, franchise, capital stock, real property, personal property, tangible, intangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, registration, license, stamp, occupation, premium, windfall profits, environmental, value-added, alternative or add-on minimum, estimated and all other taxes of any kind for which the Seller may have any liability imposed by the United States or any state, county, city, or municipality or other governmental subdivision thereof or by any non-U.S. government or governmental subdivision or agency thereof, whether disputed or not.

                      (ii) "Tax Authority" shall mean any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

                      (iii) "Tax Return" shall mean any return, amended return, estimated return, information return and statement (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax of, filed by or including Seller or Shareholder in respect of the Business.

               (b) Seller and Shareholder shall be solely responsible for and shall pay, without any cost to PRGUSA, (i) any and all Taxes for which Seller or Shareholder is or may be liable, arising from Seller's activities, the Business or the ownership or use of the Purchased Assets through the Effective Date (regardless of whether the filing of any Tax Return with respect thereto or payment of any amount in respect thereof is filed, paid or due prior to, on or after the Effective Date) and (ii) any Taxes with respect to the acquisition of the Purchased Assets by PRGUSA, and all other Taxes, if any imposed by any Tax Authority assessed in connection with, on account of or resulting from the consummation of the transfer of the Purchased Assets to PRGUSA.

        3.11 TERM INSURANCE. As soon as reasonably practicable after the date hereof, PRGUSA shall obtain, at the sole expense of PRGUSA, a term life insurance policy on the life of S. Mark Jones in the amount of $3 million, and on the life of Robert J. Svec in the amount of $1 million, designating PRGUSA as sole beneficiary, and each of Jones and Svec agrees to provide all information and submit to all examinations required by the insurer in connection therewith.

        3.12 CORPORATE NAME. As soon as practicable following Closing, Seller shall change its corporate name, and Seller and Shareholder shall cooperate with PRGUSA in any efforts undertaken by PRGUSA to secure or protect its rights in any name used by Seller in the conduct of the Business prior to Closing.

        3.13 TRANSACTION EXPENSES. Except as otherwise specifically provided herein, all of the expenses incurred by PRGUSA in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, brokers, counsel and accountants for PRGUSA, shall be paid by PRGUSA ("PRGUSA Transaction Expenses"). Except as otherwise specifically provided herein, all expenses incurred by Seller or Shareholder in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein and the consummation of the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants, shall be paid by the Seller and Shareholder ("Seller Transaction Expenses").

        3.14 REGULATORY AUTHORIZATION. On May 3, 2000, Seller and PRGUSA filed with the United States Federal Trade Commission ("FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The filing fees required in connection with the filings with the FTC and DOJ described in this Section
3.14 shall be borne 50% by PRGUSA and 50% by Seller.

        3.15 REMOVAL OF LIENS AND ENCUMBRANCES. Seller and Shareholder hereby agree to use their best efforts to obtain and file releases and termination statements for all recorded liens, encumbrances, judgments and similar filings which in any way relate to or affect the Purchased Assets, as described on
Schedule 4.3 hereto (the "Recorded Liens") as and when provided herein. In respect of any such Recorded Liens that reflect underlying obligations of a Seller that have previously been satisfied, Seller shall obtain and file releases and termination statements in respect thereof prior to the Closing Date. In respect of any Recorded Liens that reflect underlying obligations that will be paid by Seller or PRGUSA at Closing (with a portion of the Purchase Price), Seller shall, prior to the Closing Date, prepare termination statements and releases in respect of such Recorded Liens and cause them to be executed by the secured party in respect thereof and filed promptly after the Closing (and in any event within 10 days after the Closing) upon confirmation by such secured party of receipt of funds satisfying such underlying obligation of Seller. Seller and Shareholder hereby covenant and agree to indemnify and hold PRGUSA harmless from and against any and all losses or liabilities incurred by PRGUSA resulting from or arising out of Seller's failure to remove any Recorded Liens, in accordance with Article 6 hereof.

        3.16 CONTINUATION OF HEALTH CARE COVERAGE. Seller shall use its best efforts to obtain and deliver to PRGUSA prior to the Closing an undertaking from its current group health and dental insurance providers that such providers will continue coverage of (a) the Hired Employees (as defined in Section 2.4 hereof),
(b) their covered dependents as of the Effective Date and (c) COBRA qualified beneficiaries as of the Effective Date, to the extent covered prior to the Effective Date, after the transactions contemplated herein, at PRGUSA's sole expense, subject to participants' contributions, deductibles and copayments, as applicable, until such time as such employees who are hired by PRGUSA are enrolled into such PRGUSA health and welfare benefit plans as such persons may be eligible to participate in. Seller shall notify PRGUSA of the termination of any group health or dental insurance plans sponsored by Seller which occurs after the Effective Date.

        3.17 BULK SALES LAW. PRGUSA hereby waives compliance by Seller with any applicable U.C.C. or tax bulk sales law, and Seller and Shareholder agree, jointly and severally, to indemnify and hold harmless PRGUSA (and affiliates thereof) from and against any claims or liabilities not assumed by PRGUSA pursuant to this Agreement asserted against PRGUSA (or any affiliate thereof) by any creditor of Seller by reason on such noncompliance or for any other claims or liabilities against PRGUSA for failure to comply with any such bulk transfer law.

        3.18 SELLER'S 401(K) PLAN. (a) EPS agrees that it will cause the account balance, if any, of each Business Employee (as defined in Section 4.22) under the EPS Solutions 401(k) Plan (the "401(k) Plan") to be fully vested as of the Effective Date. Such vested account balances shall include $164,894 in respect of the discretionary employer matching contribution to be made on behalf of Business Employees for the 401(k) Plan's 1999 plan year (the "1999 Employer Match"). The 1999 Employer Match will be contributed by EPS to the 401(k) Plan on or prior to

September 15, 2000. Subject to and in accordance with Code Section 401(k) and other applicable law, Business Employees shall be eligible to receive a distribution of their vested account balances under the 401(k) Plan within a reasonable period following the date of such contribution. As soon as administratively feasible following distribution of all such vested account balances, the Seller shall take all necessary actions to cease to be an adopting employer under the 401(k) Plan.

               (b) Because the 1999 Employer Match to the 401(k) Plan will not be made by EPS until a date subsequent to the Closing Date, the amount of the Purchase Price held in escrow pursuant to Section 2.3 hereof shall be increased by the amount of such 1999 Employer Match ("Increase in Escrow") and the amount of Purchase Price payable to Seller at Closing will be reduced by an amount equal to the Increase in Escrow. The amount of such Increase in Escrow shall be held pursuant to the Indemnity Escrow Agreement until such time as PRGUSA receives written confirmation from the Prototype Plan sponsor of the 401(k) Plan (Prudential Mutual Fund Management, Inc.) in form and substance reasonably satisfactory to PRGUSA that the 1999 Employer Match contribution has been made in full and that the entire 1999 Employer Match has been allocated to the individual accounts of the Business Employees (the "Sponsor Notice"), at which time PRGUSA will promptly instruct the Escrow Agent to distribute to EPS from the escrow fund established under the Indemnity Escrow Agreement an amount equal to the 1999 Employer Match, together with interest earned thereon from the Closing Date to the date of payment, in accordance with the Indemnity Escrow Agreement. In the event PRGUSA does not receive the Sponsor Notice on or before October 2, 2000, PRGUSA will promptly instruct the Escrow Agent to distribute to PRGUSA an amount equal to the 1999 Employer Match, together with interest earned thereon from the Closing Date to the date of payment, in accordance with the Indemnity Escrow Agreement. In the event that the 1999 Employer Match, together with interest earned thereon from the Closing Date to the date of payment, is paid to PRGUSA in accordance with the Indemnity Escrow Agreement, PRGUSA agrees that it will promptly pay to each of those Business Employees who are employees of PRGUSA an amount in cash equal to the amount of the 1999 Employer Match that would have been allocated to such employee by the Prototype Plan Sponsor had EPS timely made the 1999 Employer Match.

        3.19 BANK ACCOUNTS. Prior to the Effective Date and effective as of the Effective Date, Seller, Shareholder and EPS shall have caused the following to occur in respect of the Bank Accounts (as defined in Section 4.30 hereof): All payments to Seller, including client payments, are made to the lock box identified in Schedule 4.30 ("Lock Box"), which payments are swept to an EPS account ("EPS Account"). From the Effective Date to the Closing Date, Seller will receive payments and make disbursements in respect of the Business in the ordinary course consistent with past practices for the sole benefit of PRGUSA in accordance with Section 1.4 hereof, providing the Closing occurs in accordance with the terms hereof. On the business day immediately preceding the Closing Date, EPS shall deliver irrevocable written instructions to Bank of America National Trust and Savings Association (the "Bank") to discontinue, as of the end of the banking business day immediately preceding the Closing Date, the sweep from the Lock Box into the EPS Account or any other account, and instead sweep all amounts received in the Lock Box from and after the end of the banking business day immediately preceding the Closing Date into PRGUSA's account at the Bank, Account No. 327 5520593 (the "PRGUSA Account"). In addition to receipts in the Lock Box, all payments to Seller, Shareholder or EPS in connection with the Business otherwise received on or after the Effective Date will be for the sole benefit of PRGUSA and, provided the Closing occurs, shall be remitted to PRGUSA as part of the Cash Assets. Signature cards required by the Bank to change or add to persons authorized to access the Lock Box shall have been provided to PRGUSA with sufficient time for PRGUSA to complete and transmit to the Bank prior to the Closing Date.

        3.20 INTERVOICE-BRITE, INC. In the event that the transfer of Seller's, Shareholder's and EPS's rights to indemnification against I-B in accordance with
Section 1.1(g) hereof is ineffective for any reason, each of Seller, Shareholder and EPS agree that they shall assert those rights, if any, against I-B in respect of the Business and Purchased Assets on behalf of PRGUSA, in the same manner and with the same diligence as it would assert claims of its own, and will remit to PRGUSA any proceeds it receives from such assertion in respect of the Business and Purchased Assets; provided, however, that the claims PRGUSA desires to assert are made in good faith and have a reasonable basis. PRGUSA and PRGX shall jointly and severally indemnify and hold Seller, Shareholder and EPS harmless from and against all reasonable, properly documented, out-of-pocket expenses (including reasonable attorneys fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them in connection with assertions of claims pursuant to this Section 3.20.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                             SELLER AND SHAREHOLDER

In order to induce PRGUSA and PRGX to enter into this Agreement and consummate the transactions contemplated hereby, Seller and Shareholder jointly and severally represent and warrant to PRGUSA and PRGX as follows, each of which warranties and representations is material to and relied upon by PRGUSA and PRGX. In making the warranties contained herein, Seller and Shareholder shall be deemed to have the actual knowledge in any way relating to the Seller, the Business and the conduct of the Business of S. Mark Jones, Robert J. Svec and Charles W. Kennedy.

        4.1 ORGANIZATION AND AUTHORITY OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified as a foreign corporation in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification (except where the failure to do so would not have a Material Adverse Effect (as defined in Section 4.6 hereof) on Seller) and Schedule 4.1 lists all the states where Seller is so qualified. Seller has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. Seller does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity.

        4.2 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Seller has full corporate power and authority, and Shareholder has full power and authority, to execute and deliver this Agreement and each of the Seller Transaction Documents to which Seller or Shareholder is or will be a party and to consummate the transactions contemplated hereby. "Seller Transaction Documents" means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by Seller and/or Shareholder. Prior to the Effective Date, the directors and the Shareholder of Seller shall have duly approved and authorized the execution and delivery of this Agreement and each of the Seller Transaction Documents to which Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings shall then be necessary. Assuming that this Agreement and each of the Seller Transaction Documents which are also PRGUSA Transaction Documents (as defined in Section 5.3 herein) constitutes a valid and binding agreement of PRGUSA, this Agreement and each of the Seller Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller and/or Shareholder, as the case may be, in each case enforceable in accordance with its terms. The duly elected directors and officers of Seller are set forth on Schedule 4.2 attached hereto.

        4.3 TITLE TO ASSETS. Except as set forth on Schedule 4.3 attached hereto, Seller has good, valid and marketable title to all of its assets free and clear of any mortgages, liens, pledges, security interests, encumbrances, claims or similar rights of every kind and nature. Seller does not own any real property used or held for use in connection with the Business.

        4.4 NO CONFLICT; REQUIRED CONSENTS. Schedule 4.4 contains a true, correct and complete list of (a) all Material Contracts and Material Leases that require consent or approval to the assignment of such Material Contract or Material Lease in order to operate the Business on a daily basis as presently conducted and (b) all contracts (other than Material Contracts) and all Leases (other than Material Leases) that require consent or approval to the assignment of a Contract or Lease where the absence of such consent would result in a Material Adverse Effect (collectively, the "Seller Consents" and individually a "Seller Consent"). Assuming compliance with the applicable requirements of the HSR Act, if any, and assuming all Seller Consents have been obtained or taken prior to Closing, the execution and delivery by Seller and Shareholder of this Agreement and the Seller Transaction Documents, and the consummation by Seller and Shareholder of the transactions contemplated hereby and thereby do not and will not (i) require the consent, approval or action of, or any filing with or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for consents and approvals under Contracts and Leases not required to be listed on Schedule 4.4); (ii) violate the terms of any instrument, document or agreement to which Seller is a party, or by which Seller or Shareholder or the property of Seller is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of Seller (except for consents and approvals under Contracts and Leases not required to be listed on Schedule 4.4), in each case except where such violation, conflict, breach, default or lien will not have a Material Adverse Effect (as defined below); (iii) violate Seller's Articles of Incorporation or Bylaws; or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Seller, the Business or the Purchased Assets. Neither Seller nor Shareholder is subject to, or is a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other restriction of any kind or character which would prevent or hinder the continued operation of the Business of Seller after the Effective Date on substantially the same basis as theretofore operated.

        4.5 OWNERSHIP OF CAPITAL STOCK. All outstanding shares of Seller's capital stock are validly issued, fully paid and nonassessable and are owned of record and beneficially solely by Shareholder. No one other than the Shareholder has any beneficial or record interest in the capital stock of Seller. Shareholder warrants and represents that it is the lawful owner of, and has good and marketable title to, all of Seller's outstanding capital stock, free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party (including any right to purchase, vote or direct the voting of, any shares thereof). Seller has not issued any convertible securities, options, warrants, or entered into any contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities.

        4.6 COMPLIANCE WITH LAWS. Seller is in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect on the Business or Purchased Assets. The term "Material Adverse Effect" means any change in or effect on the Business of Seller that is or will be materially adverse to the Business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, customer relations, regulatory status or prospects of Seller. Neither Seller nor Shareholder has received written notice of any noncompliance with the foregoing, nor are they aware of any basis therefor.

        4.7 LICENSES AND PERMITS. Seller holds and is in compliance with all Licenses and Permits listed on Schedule 1.1(f) attached hereto, and such list constitutes all of the licenses, permits, approvals and authorizations necessary or required for the use or ownership of Seller's assets and the operation of the Business (collectively, the "Licenses and Permits"), except where such failure to hold or noncompliance has or will have, individually or in the aggregate, no Material Adverse Effect on the Business or Purchased Assets. Neither of the Seller nor the Shareholder has received written notice of any violations in respect of any such Licenses and Permits. No proceeding is pending or, to the knowledge of Seller or Shareholder, threatened, which seeks revocation or limitation of any such Licenses and Permits.

        4.8 FINANCIAL INFORMATION. Attached hereto as Schedule 4.8 are true, correct and complete copies of the Historical Statements for periods through the last day of the month immediately preceding the date hereof, except that Historical Statements for the months of January, February, March and April, 2000 do not contain customary footnotes. The Historical Statements have been, and the Estimated Closing Balance Sheet will be, prepared in accordance with GAAP, fairly present the financial condition of the Business at the respective dates thereof and the results of its operations for the periods then ended in each case in accordance with past practice and GAAP consistently applied during the periods presented (except as otherwise disclosed in the notes thereto), and are consistent with the books and records of the Business. All work papers related to the Historical Statements and the Estimated Closing Balance Sheet and other financial information provided by Seller to PRGUSA or KPMG in connection with their due diligence are true, correct and consistent with the books and records of the Business. On the date hereof there were, and as of the Effective Date there will be, no liabilities or obligations of Seller of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the balance sheets contained in the Historical Statements or the Estimated Closing Balance Sheet, or (ii) that are specifically set forth on Schedule 4.8 attached hereto, none of which, individually or in the aggregate, constitutes a Material Adverse Effect. Seller is not, nor has it been during the 12 months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. ss. 101(31). Seller has paid and is paying its debts as they become due.

        4.9 SUFFICIENCY OF ASSETS. The Purchased Assets, together with the Excluded Assets, constitute all of the material assets and rights of any nature with which Seller has conducted the Business for the twelve month period prior to the Effective Date, subject only to additions and deletions in the ordinary course of business. Except as otherwise set forth on Schedule 4.9 attached hereto, the Purchased Assets are owned and held solely by, and all agreements, obligations, expenses and transactions related to the Business have been entered into, incurred and conducted solely by, Seller.

        4.10 DEPOSITS AND OTHER RIGHTS. Attached as Schedule 1.1(g) is a true, correct and complete list of all Deposits and Other Rights of Seller, listing, where appropriate, the location thereof. Schedule 1.1(g) lists as of the Effective Date, the amount of all monetary Deposits and Other Rights.

        4.11 TRADE PAYABLES; ACCRUED EXPENSES; OTHER DEBT. Schedule 4.11A is a true, correct and complete list as of the Effective Date, of the trade payables and accrued expenses of Seller outstanding as of the Effective Date. All such trade payables and accrued expenses were incurred in the ordinary course of business and none is overdue other than those not yet paid due to a bona fide dispute (as detailed on Schedule 4.11A). Schedule 4.11B is a true, correct and complete list as of the Effective Date of all other debts, obligations, guaranties, liabilities and other indebtedness of Seller outstanding as of the Effective Date, stating the origin of the obligation, the security therefor and the amount owed as of date hereof and the terms of payment.

        4.12 TAX MATTERS. Seller or EPS has timely filed with the appropriate Tax Authority all Tax Returns required by law to be filed on or before the Effective Date in respect of Seller's Business and shall correctly and timely file all Tax Returns required by law to be filed regarding Seller's Business on or prior to the Effective Date, subject to Seller's right to request or obtain extensions. All such Tax Returns are true, correct and complete in all material respects, and all amounts shown as owing thereon have been paid. No penalties, interest or other charges are or will be due with respect to the late filing of any such Tax Returns. Seller or EPS has made all estimated Tax payments and withholdings in respect of Seller's Business required to be made under applicable law. Neither Seller nor EPS has received a claim of Taxes due or notice of any issues raised by any Tax Authority with respect to Seller. Except as set forth on Schedule 4.12, there are no pending or, to the knowledge of Seller or EPS, threatened audits, investigations or claims by any Tax Authority for or relating to any liability in respect of Taxes. There are no liens for Taxes on Seller or upon any property or assets of Seller except for liens for current Taxes not yet due or payable nor are there any liens which are pending, or, to the knowledge of Seller and EPS, threatened. Neither Seller nor EPS has entered into any agreements or waivers extending the time for the assessment of any Tax relating to Seller's Business. Prior to the execution of this Agreement, Seller has provided to PRGUSA true, correct and complete copies of all income tax returns for 1999, 1998, 1997 and 1996, which returns were properly signed and timely filed with the relevant Tax Authorities.

        4.13 FIXED ASSETS. The Fixed Assets and the fixed assets leased by Seller include all of the furniture, fixtures, and equipment owned and used by Seller in the operation of the Business. Except as specifically set forth on
Schedule 1.1(a) attached hereto, each of the Fixed Assets is in the possession of the Seller and in good operating condition and repair, normal wear and tear excepted. A list true, correct and complete in all material respects of the Fixed Assets as of the date hereof (which list will be updated so as to be true, correct and complete in all material respects on the Effective Date) and the location thereof is attached as Schedule 1.1(a).

        4.14 ACCOUNTS RECEIVABLE. Schedule 4.14 attached hereto is a true, correct and complete list (including aging) of all Accounts Receivable of Seller that are reflected on the Estimated Closing Balance Sheet, showing the terms and time period for collection thereof.

Each of the Accounts Receivable represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of Business. Such Accounts Receivable are as of the Effective Date current and collectible net of the reserve shown on the Estimated Closing Balance Sheet (which reserve is adequate and calculated consistent with past practice and will not represent a greater percentage of the Accounts Receivable reflected on the Estimated Closing Balance Sheet than the reserve reflected in the Year-End Statements represented of the accounts receivable reflected therein) and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. Subject to such reserve, each of such Accounts Receivable will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. Except as set forth on Schedule 4.14, there is no contest, claim, defense or right of setoff under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 4.14 also includes a true, correct and complete list of all Work in Progress as of the Effective Date.

        4.15 MATERIAL CONTRACTS. Schedule 4.15 attached hereto is a true, correct and complete list of all "Material Contracts" which, for purposes hereof, means, collectively, all Contracts which (a) involve an aggregate annual expenditure by Seller of $5,000 or more, (b) are contracts with vendors of products or services to Seller not cancelable by Seller without cost on 60 days or less notice, (c) involve the provision of data processing services or telecommunications services to Seller, (d) are with employees of Seller, (e) are with sales agents of Seller; (f) are with strategic or business partners of Seller; (g) are license agreements (including those related to Software), either as licensor or licensee; (h) are with those entities which constitute Primary Clients (as defined in Section 4.17 hereof) for 1999 and 2000, (i) are with any current Client and have an unexpired term of 2 or more years, (j) have or may have the effect of (1) prohibiting or impairing any business practice of the Seller, any acquisition of property (tangible or intangible) by Seller or the conduct of business by the Seller, (2) requiring the referral of any business by Seller, or (3) requiring or purporting to require the payment of money or the acceleration of performance of any obligations of Seller by virtue of the Closing or (k) are Client Contracts which contain any (1) obligations to provide equipment or services beyond the scope of the Business or (2) any guaranty, rebate or refund that will or is reasonably likely to exceed $5,000 in any 12 month period, and "Material Contract" means each of the Material Contracts, individually. Schedule 4.15 indicates thereon the category of Material Contract described in the immediately preceding sentence to which such Material Contract belongs. Except as specifically set forth in Schedule 4.15B, Seller has not entered into any agreement under which it is restricted from providing services to customers or potential customers or any class of customers, in any geographic area during any period of time or in any segment of the market. Seller and Shareholder have provided or made available to PRGUSA true, correct and complete copies of all written Material Contracts, including any and all amendments and waivers thereto, and have provided descriptions of the material terms of any oral Material Contracts on Schedule 4.15A hereof. Assuming the Material Contracts constitute the valid and binding agreements of the parties thereto other than Seller, such Material Contracts are valid, legally binding and enforceable against Seller subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Except as specifically set forth on Schedule 4.15B, neither Seller nor, to the knowledge of Seller or Shareholder, any other party to any of the Material Contracts, is in breach of, or in default under, any of the Material Contracts, and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute a default by

Seller or, to the knowledge of Seller or Shareholder, any other party to any of the Material Contracts. Except as specifically set forth on Schedule 4.15B, the assignment of any of the Material Contracts to PRGUSA in accordance with this Purchase Agreement will not constitute a breach or violation of such Material Contract. Except as specifically set forth on Schedule 4.15B, each Client Contract and each employment agreement of Seller is in the same form as attached hereto to Schedule 4.15C, except for immaterial modifications which do not confer additional benefits on such Clients or employees, as appropriate, or impose additional liability on Seller. None of Seller's agreements or arrangements with sales agents or independent contractors will obligate PRGUSA to pay commissions, fees or other compensation to such sales agents or independent contractors for revenues earned by PRGUSA for services performed for Clients after the Effective Date other than services of the type Seller provided to such Clients prior to the Effective Date.

        4.16 MATERIAL LEASES. Schedule 4.16 attached hereto is a true, correct and complete list of all "Material Leases," which means, for purposes hereof, all Leases which (a) involve an aggregate annual expenditure by Seller of $5,000 or more, (b) are not cancelable by Seller without cost on sixty (60) days' or less notice, or (c) have a term which extends for more than one (1) year from the Effective Date. Seller has delivered to PRGUSA true, correct and complete copies of all of the Material Leases, together with all amendments, addenda and supplements thereto. Except as specifically set forth on Schedule 4.16, with respect to each Material Lease:

               (a) Seller holds the leasehold interest created under each Material Lease;

               (b) assuming the Material Lease constitutes the valid and binding agreement of the party thereto other than Seller, the Material Lease is legal, valid, binding and enforceable against Seller and in full force and effect, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles;

               (c) subject to obtaining any necessary consent in respect of the transactions contemplated hereunder and assuming the Material Lease constitutes the valid and binding agreement of the party thereto other than PRGUSA, the Material Lease will continue to be legal, valid, binding and enforceable against PRGUSA and in full force and effect on identical terms following the Effective Date;

               (d) neither Seller, nor, to Seller's or Shareholder's knowledge, any other party to the Material Lease is in breach or default, and no event has occurred which, with the giving of notice or lapse of time, would constitute a breach or default by Seller or permit termination, modification or acceleration thereunder by any other party thereto;

               (e) neither Seller nor, to Seller's or to Shareholder's knowledge, any other party to the Material Lease has repudiated in writing any provision thereof;

               (f) there have been and there are no disputes, oral agreements or forbearances in effect as to the Material Lease;

               (g) neither Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold of the Material Lease and neither Seller nor

Shareholder is aware of any such assignment, transfer, conveyance, mortgage, deed in trust or encumbrance of any interest in the leasehold of the Material Lease;

               (h) in respect of each such Material Lease which is a facility lease, (i) such facility lease is the only instrument which gives rise to a right of occupancy by Seller at any facility, (ii) Seller is the original lessee (or has validly succeeded to the rights of the original lessee) under such facility lease, (iii) Seller actively occupies each of the facilities, (iv) Seller has paid the rent under the facility leases on a current basis and there are no past due amounts; and

               (i) in respect of each such Material Lease which is an equipment lease, (i) Seller is in actual possession of the equipment leased under each equipment lease, (ii) Seller has paid the rent set forth in each of the equipment leases on a current basis and there are no past due amounts. Attached as Schedule 4.16 is a true, correct and complete list of the equipment subject to each equipment lease.

        4.17 CLIENTS AND PRIMARY CLIENTS. For purposes hereof, "Clients" means those clients to whom Seller provides or has provided the services of the Business and "Primary Clients" means those 20 Clients of the Business which as of the end of any calendar year after 1998 (or in respect of 2000, as of the period from January 1, 2000 to the date hereof) accounted for the highest percentage of the revenues of the Business during such calendar year (or in respect of 2000, such part thereof), which are separately identified for each calendar year on Schedule 4.17. Except as specifically described on Schedule 4.17, there are no Clients of Seller who have, within the 12 months immediately preceding the date hereof, expressed to Seller material dissatisfaction with Seller's services. Schedule 4.17 contains a true, correct and complete list for each of calendar year 1999 and 2000 (as to 2000, from January 1, 2000 to the date hereof) of each Primary Client of Seller for such period, the revenues generated for Seller by each such Primary Client during the respective period, the percentage of the total revenues of Seller for each such period that the revenues of each Primary Client for such period constitutes, and the term of the Contract for such Primary Client, including the expiration date thereof. To the knowledge of Seller and Shareholder, there are no outstanding contracts, commitments or bids, or proposals for, software licenses, software development or other services, or sales proposals, that will result in any substantial loss upon completion or performance thereof, after allowance for direct employee expenses, overhead, licensing, development, distribution expenses and other costs.

        4.18 EMPLOYEES AND CONSULTANTS.

               (a) Schedule 4.18(a) includes in respect to each current employee, sales agent, business or strategic partner and independent contractor of Seller, a true, correct and complete list of the name and position of such person, any bonus, commission formulae or profit sharing agreements applicable thereto, the salary, compensation, all other benefits and all accrued commissions, the amount of any advances on commissions (describing the repayment terms thereof) and expenses such person has received which are outstanding as of the Effective Date. Schedule 4.18(a) includes a true, correct and complete list of all oral and written agreements and understandings between Seller and its employees concerning their employment relationship with Seller (including all restrictive covenant agreements), true, correct and complete copies of which have been provided to PRGUSA (or descriptions contained on Schedule 4.18(a) in respect of any oral agreements). Except as otherwise set forth in Schedule 4.18(a), the engagement of each employee, sales agent, business or strategic partner, consultant or independent contractor is terminable within 90 days' written notice by Seller or such person, subject to any rights to salaries and commissions earned prior to such termination and no such person has been granted the right to continued employment or engagement by Seller or to any material compensation following termination of employment or engagement with Seller. Each consultant or other person who is designated as an independent contractor meets the requirements under the Code (as defined in Section 2.2 hereof), and the regulations promulgated thereunder to be an independent contractor. To Seller's knowledge, no officer or Key Employee, or any group of employees, intends to terminate their employment with Seller, nor does Seller have a present intention to terminate the employment of any officer, Key Employee or group of employees.

               (b) Seller (i) is in compliance with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours in respect of its employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice). In respect of Seller's current and former employees, except as set forth on Schedule 4.18(b), (i) there are no charges, investigations, administrative proceedings or formal complaints of discrimination pending or, to the Seller's and the Shareholder's knowledge, threatened before any governmental authority against Seller; (ii) there have been no governmental audits of Seller's equal employment opportunity practices; (iii) no current or former employee of Seller has notified Seller of any fact or circumstance which, if true, might constitute a violation of any Employment Law (as defined below); and
(iv) to the Seller's and the Shareholder's knowledge, neither Seller nor any employee of Seller has engaged in any activity which constitutes a violation of any Employment Law. For purposes hereof, "Employment Laws" means state, federal or local constitutional, statutory, regulatory or common law relating to employment discrimination or harassment, including, but not limited to, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991 and the Americans with Disabilities Act.

               (c) To the knowledge of Seller and Shareholder, after diligent inquiry and except as set forth in Schedule 4.18(c), (i) no person employed or engaged as an employee, sales agent, business or strategic partner, independent contractor or consultant by Seller has, in respect of his or her activities to date on behalf of Seller, violated any of the terms or conditions of his or her employment agreement, proprietary inventions or similar agreement or other engagement with Seller or any other contract to which Seller is a party with any third party, or disclosed or used any trade secrets or proprietary or confidential information or documentation of any third party without the authorization of such third party, or interfered in the employment relationship between any third party and any of its employees and (ii) no person employed or engaged as an employee, sales agent, business or strategic partner, independent contractor or consultant by Seller has disclosed or used any trade secrets or any other proprietary or confidential information or documentation of any former employer or other third party, or has violated any non-compete obligation or confidential relationship that such person has or may have had with any third party, in connection with such person's activities on behalf of Seller. To Seller's knowledge, except as set forth on Schedule 4.18(c) no former employees whose employment with Seller was terminated by Seller or such employee or otherwise expired within the last 2 years is currently or has within the last 2 years competed with the Business.

        4.19 INTELLECTUAL PROPERTY.

               (a) The Intellectual Property Assets constitute all the intellectual property necessary for the operation of the Business as it is currently conducted. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets, except as set forth on Schedule 4.19(a).

               (b) Schedule 4.19(b) contains a complete and accurate list and summary description of all Patents. Seller is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and are valid and enforceable. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller's and Shareholder's knowledge, there is no potentially interfering patent or patent application of any third party. No Patent is infringed or, to Seller's and Shareholder's knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other person. All products made, used, or sold under the Patents have been marked with the proper patent notice.

               (c) Schedule 4.19(c) contains a complete and accurate list and summary description of all Marks. Seller is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, except as set forth on Schedule 4.19(c). All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's and Shareholder's knowledge, no such action is threatened with respect to any of the Marks. Except as shown on
Schedule 4.19(c), to Seller's and Shareholder's knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to Seller's and Shareholder's knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

               (d) Schedule 4.19(d) contains a complete and accurate list and summary description of all of the Software and Developments. Schedule 4.19(d) identifies certain third-party software which has been incorporated into the Software (the "Incorporated Software"), and identifies certain other standard third party software required to utilize the Software which is readily available to the general public (including PRGUSA) at a standard price. Except as specified on Schedule 4.19(d), the Seller has taken no measures to register, patent, copyright or otherwise protect the Software other than reasonable efforts to protect the confidentiality of the source code for the

Software. Except as set forth on Schedule 4.19(d), Seller owns outright the Software and Developments, and Seller has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of such Software and Developments, and:

                      (i) Seller possesses or has access to the original and all copies of all documentation, including all source code for all Software and Developments owned by it;

                      (ii) any Intellectual Property Assets that were created by employees of Seller were made in the regular course of such employees' employment relationship with Seller using Seller's facilities and resources and, as such, constitute "works made for hire" within the meaning of the United States Copyright Act of 1976, as amended (the "Copyright Act"). In the event and to the extent that work performed by any employee, contractor or consultant does not constitute a "work made for hire" within the meaning of the Copyright Act, each such person has signed a proprietary inventions or similar agreement with Seller transferring and assigning to Seller all right, title and interest in and to all Intellectual Property Assets developed by such employee, contractor or consultant. Such agreements require such individuals to cooperate with Seller in perfecting ownership in, and enforcing any intellectual property rights relating to, such Intellectual Property Assets. Seller acquired its rights to the Incorporated Software pursuant to the license agreements listed on Schedule 4.19(d), complete copies of which have been delivered to PRGUSA (the "Intellectual Property Rights Agreements"). As to Incorporated Software, Seller has the rights granted to it in the related Intellectual Property Rights Agreements;

                      (iii) subject to receipt of any consents required by the terms thereof, the consummation of the transactions contemplated hereby will not cause the termination, or cancellation, or otherwise affect in any manner any licenses or other rights held by Seller in the Intellectual Property Assets (including rights to Incorporated Software) and will not alter or in any way impair any of the Intellectual Property Assets (including rights to Incorporated Software), and

                      (iv) with respect to all Software and Developments and except as disclosed in the Intellectual Property Rights Agreements or the Client
Contracts: (A) neither the manufacture, marketing, license, sale or use of any Software or Development violates or will violate any license or agreement with any third party or infringes or has infringed on the intellectual property rights of others, (B) Seller has the exclusive right to use the Software and Developments, (C) Seller has retained the exclusive right to reproduce, copy, sell, license and/or distribute the Software and Developments.

                      (v) For each item of Software, Schedule 4.19(d) lists the third-party software required to be licensed by customers of in order to utilize that item of Software, including both applications and operating systems, and third-party software, excluding Incorporated Software, required for PRGUSA to develop, maintain and deliver the Software.

                      (vi) All of the Software which is licensed by Seller under Client Contracts complies in all material respects with the performance representations with respect thereto contained in the Seller's user and technical manuals in effect at the time of the Client Contracts, and, when used in accordance with such user and technical manuals, performs in accordance with the Client Contracts in all material respects. Except as set forth on Schedule 4.19(d), any such Software as is currently made available for licensing to or access by customers is ready for installation and/or use in substantial conformance with the capability and performance standards set forth in the user or instruction manual associated with such Software. Any such marketed Software system is documented and the documentation supplied to each licensee or user of each such system is sufficient in all material respects to enable a user reasonably competent in such matters to operate, access and/or use such system as intended. Nothing has come to the attention of the Seller or the Shareholder to indicate that the license agreements entered into by the Seller for use of Software by customers do not contain provisions for protection of Seller's confidential information, trade secrets and proprietary rights which the Seller reasonably believes have been and will be sufficient to preserve the Seller's proprietary rights therein.

                      (vii) Except as set forth on Schedule 4.19(d), the Seller has no royalty, commission or similar obligation relating to the Software.

                      (viii) Except as specified on Schedule 4.19(d), and to the knowledge of the Seller and the Shareholder, none of the past or present employees or independent contractors of the Seller is in possession of Software, nor has made unauthorized use of Software or the Intellectual Property Assets, except such as have had and will have no Material Adverse Effect. To the knowledge of the Seller and the Shareholder, no party other than the Seller have access to or possession of source code, except as disclosed in the Client Contracts. Except as set forth on Schedule 4.19(d), none of the elements of the Software and the Intellectual Property Assets is in the public domain.

               (e) Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Seller has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Seller's and Shareholder's knowledge, have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

               (f) All third party software utilized by Seller is identified in either Schedule 1.1(a) or Schedule 4.19. Seller does not utilize any third party software which is not properly licensed to it, nor has it violated any such license. All software on each personal computer owned or leased by Seller or EPS is properly licensed to Seller or EPS, and Seller has in its possession written evidence of each such license. Upon the Closing, each such license will permit PRGUSA's continued use of such third party software after the Effective Date, with no additional cost to PRGUSA.

        4.20 INTERNET PRESENCE. Except as set forth on Schedule 4.20 attached hereto, neither Seller has any public, private or reserved presence on the world wide web, multi-party extranet, virtual private network, or similar internet based, linked system ("Internet Presence"). Seller's domain name(s), if any, are currently registered with the currently authorized Internet Domain Name Registrar, are transferable to PRGUSA, and are in good standing. Except as set forth on Schedule 4.20 attached hereto, Seller warrants that its Internet Presence, if any, is wholly passive and informational in nature and involves no interactivity between third parties and Seller including purchases, sales, leases or other commercial transactions conducted in any degree by or through the Internet Presence.

        4.21 YEAR 2000 COMPLIANCE. Except as set forth on Schedule 4.21 attached hereto, Seller has previously performed unit, integration and acceptance testing of all software, hardware, and all other devices containing or utilizing electronic components reasonably necessary to the performance of the Business' obligations and operations and the Software (all of the foregoing collectively, "Computer Systems"), including all Computer Systems owned, leased, sold, developed, assembled, distributed, supported, maintained, used, or operated by, to, for, or from Seller, and the results of such testing, as well as the Seller's experience to date, establish that all Computer Systems, have functioned normally before, during, and after the change from the year 1999 to each successive year through the year 2010, and Seller has no basis to believe there will be any interruption in service in the future attributable to such change.

        4.22 BENEFIT PLANS AND ERISA.

               (a) Schedule 4.22 sets forth a true and complete list of each "employee benefit plan" (as defined by Section 3(3) of ERISA (as defined in Section 2.2 hereof)), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect, was maintained since December 31, 1993 or which has been approved before the date hereof but is not yet effective, for the benefit of (i) directors or employees of Seller working in the Business or any other persons performing services for Seller in the Business, (ii) former directors or employees of Seller working in the Business or any other persons formerly performing services for Seller in the Business, and/or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Business Employees") or with respect to which Seller or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than Seller, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or
Section 414 of the Code (as defined in Section 2.2 hereof) as employees of a single employer which includes Seller) has or has had any obligation on behalf of any Business Employee. Except as disclosed on Schedule 4.22 attached hereto, there are no other benefits to which any Business Employee is entitled.

               (b) Except as set forth in Schedule 4.22, each Employee Benefit Plan is in compliance with the provisions of ERISA and the provisions of the Code, applicable to it. Except as set forth in Schedule 4.22, Seller has not maintained or contributed to any plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code during its last six (6) fiscal years, and each plan maintained by an ERISA Affiliate which is subject to Title IV of ERISA or Section 412 of the Code is fully accrued and funded in compliance with ERISA and the Code as of the Effective Date, and if any such plan or plans were terminated as of the Effective Date, the termination would satisfy the minimum funding requirements of ERISA and the Code. All Employee Benefit Plans which are "pension plans" as defined in Section 3(2) of ERISA have received favorable determination letters from the Internal Revenue Service as to their tax-qualified status and the tax-exempt status of any related trust under Sections 401(a) and 501 of the Code, respectively, which determinations are currently in effect.

               (c) PRGUSA shall not, as a result of the transactions contemplated by this Agreement (or any employment by PRGUSA of Business Employees): (i) become liable for any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of Seller or any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan or any Employee Benefit Plan sponsored, maintained or contributed to by an ERISA Affiliate (including predecessors thereof) (assuming a like definition of "Employee Benefit Plan" were applicable to ERISA Affiliates as to those same types of agreements, policies, trusts, funds and arrangements sponsored, maintained or contributed to by them) (each such plan for an ERISA Affiliate, an "ERISA Affiliate Employee Benefit Plan"), including withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA, or (ii) be or become a party to any Employee Benefit Plan or any ERISA Affiliate Employee Benefit Plan.

               (d) Each Seller, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 4.22 attached hereto lists the name of each Business Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage.
Schedule 4.22 attached hereto also lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or is entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

               (e) Attached hereto as a part of Schedule 4.22 is a true, correct and complete list by employee of the number of days and amount of accrued unpaid vacation and sick pay for each employee of Seller.

               (f) Seller has no liability to Business Employees upon termination of employment for unused and/or accrued sick pay.

        4.23 ENVIRONMENTAL COMPLIANCE. For purposes of this Agreement: (a) "Environmental Laws" means the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and all other applicable federal, state, county, municipal, administrative or other laws, ordinances, rules, regulations and requirements or common law doctrines pertaining to environmental, health, safety or ecological conditions, along with any regulations promulgated thereunder; and (b) "Hazardous Material" means (i) any "hazardous substance", "hazardous waste" or "hazardous material" defined as such in (or for purposes of) any Environmental Law; (ii) any petroleum product; and
(iii) any other substance, regardless of physical form, that is subject to any law regulating, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, or property.

               (A) Neither the Seller, nor to the knowledge of Seller and Shareholder, any prior owner, user or occupant of any property currently or formerly owned, leased, or occupied by Seller (collectively, the "Properties"), has conducted or authorized the use, generation, transportation, storage, handling, treatment, or disposal of any Hazardous Material on the Properties, except as is necessary in the ordinary course of business and in all cases in material compliance with the Environmental Laws and in each instance in a manner that has not and will not result in any liability to Seller, PRGUSA or the Properties;

               (B) There has been no spill, discharge, release, emission, or contamination of the Properties by any Hazardous Material;

               (C) Neither Seller nor Shareholder has received any written actual notice of, and to the knowledge of Seller and Shareholder, no governmental authority or any employee or agent thereof has determined, or threatens to determine, that there exists a violation of any Environmental Law at the Properties or that the Seller has incurred any liability with respect to the Properties or any wastes or material generated at the Properties under any Environmental Law;

               (D) There is no pending litigation or proceeding by or before any governmental authority in which it is alleged that there has been a discharge, spill, disposal or release of any Hazardous Material on or from the Properties, nor is Seller or any Shareholder aware of any facts or circumstances that would reasonably lead it to believe that any person or governmental authority may allege any of the foregoing;

               (E) There are no agreements between the Seller and any Governmental Authority relating in any way to the presence, spill, discharge, release, threat of release, storage, treatment or disposal of any Hazardous Material on or from the Properties;

               (F) There are no Environmental Laws applicable to the Properties that would require the Seller to obtain the approval of or provide notice to any governmental authority as a condition to the consummation of the transactions contemplated by this Agreement;

               (G) The Seller is, and at all times has been in full compliance with, and has not been and is not in violation of or liable under any Environmental Laws;

               (H) Seller is not required to obtain any permits required by any Environmental Laws to conduct the Business as it is presently being conducted;

               (I) Neither the Seller nor the Properties have incurred any liability or obligation under the Environmental Laws or otherwise pertaining to Hazardous Materials that remains unresolved;

               (J) During the Seller's leasing and occupancy of the Properties,
(A) none of the Properties has been excavated; and (B) no construction debris or other debris was buried on the Properties;

               (K) Seller and/or Shareholder have delivered to PRGX true and complete copies of all reports or tests with respect to the compliance of the Properties with the Environmental Laws and/or the presence of any Hazardous Material on the Properties that were (A) prepared for the Seller or (B) prepared for other parties and are in the possession of the Seller or the Shareholder; and

               (L) The Seller (by virtue of its conduct of the Business) is not an "industrial establishment" within the meaning of the Industrial Site Recovery Act (N.J.S.A. 13:1K) and the applicable regulations thereunder (N.J.A.C. 7:26B) and such act and regulations impose no conditions or obligations on the consummation of the transactions contemplated by this Agreement and neither Seller nor the Business has incurred any liability or obligation under such act or regulations.

        4.24 LITIGATION; JUDGMENTS. Except as set forth on Schedule 4.24 attached hereto, there is no action, proceeding or investigation pending or, to Seller's or to Shareholder's knowledge, threatened against or involving Seller or Shareholder relating to the Purchased Assets or the operation of Seller's Business, nor any basis therefor, nor is there any action or proceeding pending or, to the knowledge of Seller or of Shareholder, threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement, or which might adversely affect the Business or the Purchased Assets, or Seller's or Shareholder's ability to consummate the transactions contemplated by this Agreement and the Seller Transaction Documents, nor any basis therefor. Except as set forth on Schedule 4.24, neither Seller nor Shareholder is subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the Purchased Assets or the operation of the Business, nor has any such action been settled, or resulted in a final judgment, since January 1, 1999.

        4.25 INSURANCE.

               (a) Schedule 4.25 attached hereto contains a true, correct and complete list of all of the insurance policies maintained by Seller, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy, and the name and phone number of the insurance agent in respect thereto. Seller shall maintain such insurance policies in full force and effect through the Effective Date. Except as set forth on Schedule 4.25, (i) no claims are pending under the listed policies, nor does Seller or Shareholder know of any basis therefor and (ii) there have been no settlement of insurance claims since January 1, 1999.

               (b) Neither Seller nor Shareholder knows of anything related to the health of Jones, Svec or Kennedy which would or is reasonably likely to prevent PRGUSA from obtaining life insurance of such persons at standard rates in accordance with Section 3.11 hereof.

        4.26 IMMIGRATION MATTERS.

               (a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Seller, Seller has complied with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

               (b) Schedule 4.26 attached hereto contains a true and complete list of all employees of each Seller, if any, who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

               (c) Seller has only employed individuals authorized to work in the United States. Neither Seller has received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

               (d) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any liability for the failure properly to complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States and (iii) cause any current employee to become unauthorized to work in the United States.

        4.27 BROKER'S FEES. Neither Seller nor Shareholder has retained or utilized the services of any broker, finder or intermediary (except for Merrill Lynch, Pierce Fenner & Smith Incorporated, whose fee will be paid by Seller and Shareholder), or paid or agreed to pay any fee or commission to any other person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto, which would obligate PRGUSA to pay any such fees or commissions.

        4.28 ABSENCE OF MATERIAL CHANGES. Except as set forth in Schedule 4.28 attached hereto, from December 31, 1999 to the date of this Agreement:

               (a) there has not been any Material Adverse Effect (as defined in Section 4.6 hereof);

               (b) Seller has not lost (or received written notice that it is about to lose) any Primary Clients or Primary Clients with which Seller has significant business relations;

               (c) no salesperson whose clients represent 3% or more of Seller's revenue during 1999 nor any senior manager of Seller has terminated his employment or engagement with Seller nor has Seller terminated such person's employment or engagement;

               (d) Seller has operated the Business in the ordinary course and has not sold, assigned, or transferred any assets except in the ordinary course of business consistent with past practice;

               (e) neither Seller nor Shareholder has mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever, any of the Purchased Assets;

               (f) there has been no amendment, termination, or waiver of any right of Seller under any contract, governmental license or permit that may materially adversely affect the Purchased Assets or the Business;

               (g) Seller has not:

                      (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim in respect of its assets or Business in excess of $1,000 (provided that all such excluded payments do not aggregate to more than $5,000);

                      (ii) made any such payment to any party in settlement of any such suit, proceeding, arbitration, claim or counterclaim in excess of $1,000 (provided that all such excluded payments do not aggregate to more than $5,000);

                      (iii) written down, or failed to write down (in accordance with its past practices consistently applied) or written up the value of any inventory or assets of Seller;

                      (iv) made any material changes in the customary methods of operation of the Business, including practices and policies relating to purchasing, marketing, selling, accounting, payment of trade creditors or in the billing or collection of accounts receivable or work in progress, including without limitation, discounting or writing off any of Seller's accounts receivable or work in progress for early payment, or granting any other deduction or discount thereon or accelerating the collection thereof except in accordance with past practices consistently applied;

                      (v) (except in respect of ordinary trade payables) incurred any indebtedness or guaranteed any indebtedness, except for borrowings under existing loans or lines of credit in the ordinary course of business consistent with past practice;

                      (vi) taken any action other than in the ordinary course of business and in a manner consistent with past practices (none of which actions has been unreasonable or unusual) with respect to increasing the compensation of any officer, director, consultant or employee of Seller, paid bonuses to any consultant or employees (except for bonuses earned in the ordinary course of business), or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of Seller in effect on the date hereof fully disclosed to PRGUSA in writing prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                      (vii) declared, set aside or paid any dividend or distribution payable in cash, stock, property or otherwise with respect to Seller's capital stock (except for distributions to Shareholder consistent with past practices); or

                      (viii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.28.

        4.29 CERTAIN ARRANGEMENTS.

               (a) Schedule 4.29 is a true, correct and complete list as of the date hereof and since November 30, 1998, any direct or indirect transaction (other than in respect of compensation or travel or expense account reimbursement in the ordinary course of business consistent with past practice) that Shareholder, director, officer, employee or other affiliate (for purposes of this Agreement, "affiliate" means any individual, partnership, corporation, trust, joint venture or other entity controlled by, controlling or under common control with Seller, Shareholder or EPS) or any relative of Shareholder, director, officer, employee or other affiliate

(collectively, a "Related Party") has or had with Seller and contains a brief description of each transaction, including without limitation:

                      (i) any oral or written contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services, or the sale or rental of real or personal property from or otherwise requiring payments to any such Related Party or to any affiliate or relative of such Related Party;

                      (ii) any loans or advances to or from Seller (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, or compensation, or travel or expense account reimbursement all in the ordinary course of business) to any such Related Party or to any affiliate or relative of such Related Party, giving for each the principal amount outstanding, interest rate, maturity date and security therefor;

                      (iii) any direct or indirect interest in any property, real or personal, tangible or intangible by any such Related Party or to any affiliate or relative of such Related Party, including inventions, patents, copyrights, trademarks, or trade names, used in or pertaining to the Business, except for the normal rights of a shareholder; and

                      (iv) all services and overhead support provided by such Related Party to Seller, describing the nature and value of such services and support, the amount of all compensation, fees, commissions or other amounts owed by or to the Related Party and a description of the relationship of, and oral or written agreements or understandings between, Seller and such Related Party in respect of such Related Party as a supplier or customer to Seller.

               (b) Except as set forth on Schedule 4.29, all services, overhead support and other interests provided by Shareholder, EPS or any affiliate thereof to Seller have been provided on a basis no more favorable to Seller than could be obtained in an arms' length transaction.

               (c) Except as set forth on Schedule 4.29, neither Shareholder nor EPS owns an equity interest in any other business. None of the businesses listed on Schedule 4.29 is engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market, nor do any of such businesses use the services of any employee of the Business.

        4.30 BANK ACCOUNTS. Schedule 4.30 contains a true, correct and complete list showing the name and location of each bank or other institution in which Seller has any deposit account, lock box or safe deposit box (collectively, the "Bank Accounts"), together with a listing of all account numbers and names of all persons authorized to draw thereon or have access thereto.

        4.31 DISCLOSURE. The statements, representations and warranties made by Seller and Shareholder in this Agreement and in the Schedules attached hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No notice given pursuant to Section 3.7 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement in light of the circumstances in which they were made, not misleading. There is no fact known to Seller,

Shareholder or EPS that has specific application to Seller (other than general economic or industry conditions) and that has a Material Adverse Effect or, as far as Seller, Shareholder or EPS can reasonably foresee, materially threatens to have a Material Adverse Effect that has not been set forth in this Agreement or the Schedules hereto.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                               OF PRGX AND PRGUSA

        In order to induce Seller and Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, each of PRGX and PRGUSA, jointly and severally, represents and warrants to Seller and Shareholder as follows, each of which representations and warranties is material to and relied upon by Seller and Shareholder:

        5.1 ORGANIZATION OF PRGX AND PRGUSA. Each of PRGX and PRGUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority to own its property and to carry on its business as now being conducted by it.

        5.2 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Each of PRGX and PRGUSA has full corporate power and authority to execute and deliver this Agreement and each of the other agreements, documents and instruments referenced in this Agreement to which PRGUSA and/or PRGX is or will be a party (the "PRGUSA Transaction Documents") and to consummate the transactions contemplated hereby and thereby. Prior to the Effective Date, the Board of Directors of PRGX and PRGUSA shall have duly approved and authorized the execution and delivery of this Agreement and each of the PRGUSA Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of PRGUSA or PRGX are necessary to approve and authorize the execution and delivery of this Agreement and such PRGUSA Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the PRGUSA Transaction Documents constitutes a valid and binding agreement of Seller and/or Shareholder, as the case may be, this Agreement and each of the PRGUSA Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of PRGX and PRGUSA, enforceable against PRGX and PRGUSA in accordance with its terms.

        5.3 NO CONFLICT; CONSENTS. The execution and delivery by PRGX and PRGUSA of this Agreement, the PRGUSA Transaction Documents and the consummation by PRGX and PRGUSA of the transactions contemplated hereby and thereby do not and will not (a) require, other than compliance with applicable requirements of the HSR Act, if any, and the consent of or notice to PRGUSA's principal lenders (a bank syndicate led by Bank of America, N.A.), the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which PRGX or PRGUSA is a party, or by which PRGX or PRGUSA or the property of PRGX or PRGUSA is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate PRGX's or PRGUSA's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to PRGX or PRGUSA, or the business or assets of PRGX or PRGUSA.

        5.4 BROKER'S FEES AND EXPENSES. PRGUSA has not retained or utilized the services of any broker, finder, or intermediary (except for Robertson Stephens & Company, Incorporated, whose fee will be paid by PRGUSA), or paid or agreed to pay any fee or commission to any other person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity which would obligate Seller or Shareholder to pay any such fees or commissions.

                                   ARTICLE 6
                                 INDEMNIFICATION

        6.1 INDEMNIFICATION BY SELLER AND SHAREHOLDER. In addition to any other indemnification obligation of Seller or Shareholder under any other provision hereof, Seller, Shareholder and EPS, jointly and severally, indemnify and hold PRGUSA, PRGX, and its affiliates, directors, officers, employees and agents, harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to or relating to, the following (collectively. "Section 6.1 Indemnified Claims"):

               (a) any misrepresentation or breach of any representation or warranty, or breach, nonfulfillment of, or failure to perform, any covenant, obligation or agreement of Seller or Shareholder contained in this Agreement or any Seller Transaction Document;

               (b) any liability or obligation suffered by PRGUSA or PRGX, other than Assumed Liabilities, whether or not the existence or assertion of such liability or obligation would constitute a breach of any representation, warranty, covenant, obligation or agreement contained herein or in any Seller Transaction Document relating to the operation of the Business, or the ownership or use of the Purchased Assets prior to the Effective Date, including, (i) any failure to comply with Executive Order 11246 and other legal compliance requirements specified in such contracts in respect of any contracts of Seller with governmental agencies, departments or other governmental bodies or (ii) the treatment by any Tax Authority, of any consultants or other service providers of the Business whom Seller treats as independent contractors as employees and not as independent contractors, for any federal, state or local purposes, including without limitation, any withholding for any state or federal income tax, FICA or FUTA amounts, state or federal unemployment insurance contributions, payments in respect of workers' compensation insurance, Employee Benefit Plans, or payments under The Fair Labor Standards Act or regulations promulgated thereunder;

               (c) any failure to obtain prior to Closing any required consent to the assignment to PRGUSA of any Purchased Asset;

               (d) any failure to pay any amount owed or alleged to be owed by Seller, Shareholder or EPS to InterVoice-Brite, Inc. or any affiliate thereof, or to obtain any consent from or take any action in respect of InterVoice-Brite, Inc. or any affiliate thereof;

               (e) failure to comply with any applicable bulk transfer laws;

               (f) the amount, if any, by which Clients offset from amounts due to PRGUSA after the Effective Date any required refund by Seller to such Clients of amounts received by Seller prior to the Effective Date;

               (g) all adjustments to the Purchase Price pursuant to Section 2.4(c), (d) or (e) hereof which were not deducted from the Purchase Price at the Closing (or post-Closing in accordance with the terms hereof); and

               (h) any liability or obligations to any employees of Seller who do not accept employment with PRGUSA within 5 business days after the Closing Date.

        6.2 INDEMNIFICATION BY PRGUSA AND PRGX. In addition to any other indemnification obligation of PRGUSA and PRGX hereunder, PRGUSA and PRGX hereby jointly and severally indemnify and hold Seller and Shareholder and Shareholder's and Seller's affiliates, directors, officers, employees and agents harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including reasonable attorneys fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to or relating to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of PRGUSA or PRGX in this Agreement or any of the PRGUSA Transaction Documents; (b) any failure of PRGUSA to discharge the Assumed Liabilities from and after the Effective Date on a timely basis and (c) any liability or obligation incurred by Seller or Shareholder relating to the operation or ownership of Seller's Business by PRGUSA, or the ownership or use of the Purchased Assets by PRGUSA, from and after the Effective Date, other than
Section 6.1 Indemnified Claims (collectively, "Section 6.2 Indemnified Claims").

        6.3 PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 6.1 or 6.2 of this Agreement and provide all pleading and other documentation relating to such claim, demand, action or proceeding, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. At its own expense, the indemnified party shall have the right to participate in, but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Seller, Shareholder, PRGUSA and PRGX shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party; provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

        6.4 SURVIVAL. All representations and warranties contained in this Agreement and in the Seller Transaction Documents and the PRGUSA Transaction Documents delivered at the Closing or made in writing in connection herewith shall survive the execution and delivery of this Agreement, any examination by or on behalf of the party or parties to whom they were made, the Closing and the completion of the transactions contemplated herein for a period ending on the second (2nd) anniversary of the Closing Date and shall thereafter cease to be of any force and effect, except for (a) claims as to which notice has been given in accordance with Section 6.3 hereof prior to such date and which are pending on such date, (b) representations, warranties, covenants and agreements relating to Taxes, Employee Benefit Plans, and any litigation, arbitrations and mediations that existed on or at any time prior to the Effective Date, each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought, and (c) representations and warranties with respect to title to the Purchased Assets and ownership of capital stock of Seller, each of which shall survive without expiration. All covenants and agreements contained in this Agreement and in the Seller Transaction Documents and the PRGUSA Transaction Documents shall survive the execution, delivery and closing of this Agreement and the consummation of the transactions contemplated herein without expiration, provided that any covenant which expressly specifies a period for performance shall survive until the end of such specified period. In addition, notwithstanding anything to the contrary contained herein, in the event of a breach of a representation or warranty or failure to perform a covenant or agreement by a party which constitutes fraud, the representation, warranty, covenant or agreement shall survive the consummation of the transactions contemplated in this Agreement and continue in full force and effect forever thereafter with respect to such fraud.

        6.5 RIGHT OF SET-OFF. PRGUSA shall have the right to set-off any amounts payable by Seller or Shareholder to PRGUSA pursuant to the indemnification provisions in this Article 6 against the escrow fund in accordance with the Indemnity Escrow Agreement.

        6.6 LIMITATIONS.

               (a) Notwithstanding anything to the contrary contained herein, PRGUSA will not assert a claim against Seller, Shareholder or EPS under this
Article 6 until the total of all Section 6.1 Indemnified Claims (except for amounts which constitute Purchase Price adjustments pursuant to Section 2.4(c),
(d) or (e) hereof and were not deducted from the Purchase Price at Closing (or post-Closing in accordance with the terms hereof), any liability or obligations to any employees of Seller who do not accept employment with PRGUSA, and claims in respect of payroll and other Tax liabilities, including those described in
Section 6.1(b)(ii); compliance with laws and regulations relating to Employee Benefit Plans; compliance with Executive Order 11246 and other legal compliance requirements specified in such contracts; title to Purchased Assets; ownership of any equity interest in Seller; and existing litigation, arbitrations, or mediations, the 1999 Employer Match under the 401(k) Plan, or any failure to pay any amount owed or alleged to be owed by Seller, Shareholder or EPS to InterVoice-Brite, Inc. or any affiliate thereof, or to obtain any consent from or take any action in respect of InterVoice-Brite, Inc. or any affiliate thereof, which shall not be subject to this limitation, but may be asserted without regard to the Base Amount) exceeds in the aggregate $50,000 (the "Base Amount"), at which time, all Section 6.1 Indemnified Claims, including the Base Amount, may be claimed in full and, if indemnifiable under this Article 6, shall be indemnified in full.

               (b) Notwithstanding anything to the contrary contained herein, in no event will Seller, Shareholder or EPS be liable for aggregate Section 6.1 Indemnified Claims exceeding 50% of the Purchase Price.

                                   ARTICLE 7
                          CONDITIONS TO OBLIGATIONS OF
                            PRGX AND PRGUSA TO CLOSE

        Each and every obligation of PRGX and PRGUSA under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions unless and to the extent any such condition is expressly waived in writing by PRGX and PRGUSA:

        7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Seller and Shareholder in or pursuant to this Agreement or given on their behalf hereunder shall have been true and correct on and as of the Effective Date.

        7.2 OBLIGATIONS PERFORMED. Seller and Shareholder shall have performed and complied in all material respects with all agreements, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing.

        7.3 CONSENTS AND ACKNOWLEDGEMENTS. Seller shall have obtained and delivered to PRGUSA the written consent of all Lenders under that certain Amended and Restated Credit Agreement dated as of April 1, 1999 (as amended to the date hereof, the "Credit Agreement"), by and among Shareholder, as borrower, and EPS, Seller and certain other affiliates of the Shareholder, as guarantors, and the several lending institutions from time to time party thereto as "Lenders" and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (in such capacity, the "Agent") to the sale contemplated herein and a release of all liens of Lenders on the Purchased Assets satisfactory to PRGUSA, and such consent shall remain in full force and effect at and as of the Closing. In addition, Seller, Shareholder, EPS Solutions Corp. and InterVoice-Brite, Inc. shall have provided PRGX and PRGUSA with written acknowledgements satisfactory to them and to PRGUSA to the effect that neither Seller, Shareholder and EPS Solutions Corp., on the one hand, nor InterVoice-Brite, Inc., on the other hand, has any claims against the other and that InterVoice-Brite, Inc. waives any claims it has or may have against PRGUSA or PRGX under that certain Warrant No. 1 to purchase 5,000 shares of Common Stock of Seller and, in certain circumstances shares of Common Stock of EPS dated April 14, 1999 ("Warrant") including without limitation any claims under Section 2.06 or Sections 3.04 thereof, to enforce any rights under such Warrant against PRGUSA or PRGX and agrees that its sole remedy under such Warrant shall be against Seller and EPS. Seller shall have delivered to PRGUSA a consent and agreement acceptable to PRGUSA relating to an assignment of Seller's leasehold interest in certain equipment leased to Seller from LaSalle National Leasing Corporation and described on Schedule 4.16 hereof

        7.4 INTENTIONALLY OMITTED.

        7.5 CLOSING DELIVERIES. As of the Effective Date, Seller, Shareholder and EPS shall have delivered possession of the Purchased Assets to PRGUSA. At the Closing, Seller, Shareholder and EPS shall have delivered to PRGUSA each of the following, together with any additional items which PRGUSA may reasonably request to effect the transactions contemplated herein:

               (a) intentionally omitted;

               (b) a certified copy of the corporate resolutions of the directors of Seller and Shareholder authorizing the transactions contemplated herein and the execution, delivery and performance of this Agreement and the Seller Transaction Documents by Seller and any other actions or authorizations required under Article 3 hereof, together with an incumbency certificate with respect to officers of Seller executing documents or instruments on behalf of each Seller;

               (c) a certificate of the President of Seller certifying as to the matters set forth in Sections 7.1 and 7.2 hereof and as to the satisfaction of all other conditions set forth in this Article 7;

               (d) the Bill of Sale, the Assignment and Assumption Agreement and the other documents described in Section 1.3 hereof;

               (e) the Indemnity Escrow Agreement duly executed by Seller, Shareholder and EPS;

               (f) the Noncompetition Agreement duly executed by Seller, Shareholder and EPS;

               (g) written Seller Consents from all parties whose consent to the transactions contemplated herein is required;

               (h) an opinion of counsel to Seller, Shareholder and EPS substantially in the form of Exhibit 7.5(h) attached hereto;

               (i) the offer letters for employment between PRGUSA and each of the Key Employees and the Employee Agreements, duly executed by each of the Key Employees;

               (j) a Certificate of Good Standing in respect of Seller issued within 5 days prior to the Closing, by the Secretary of State of Delaware and by the Secretary of State of any other state in which Seller is qualified to do business;

               (k) if applicable, Forms UCC-3, duly executed by each secured lender of Seller, releasing all liens on the Purchased Assets;

               (l) a Closing Statement, duly executed by Seller and Shareholder;

               (m) the Historical Statements provided for in Section 3.1 hereof and the Estimated Closing Balance Sheet;

               (n) the General Release substantially in the form attached hereto as Exhibit 7.5(n), duly executed by Seller, Shareholder and EPS; and

               (o) the letter agreement among EPS, PRGUSA, Robert Svec and Charles W. Kennedy described in Section 7.13 hereof.

        7.6 NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other person, challenging, or seeking material damages in connection with, the acquisition by PRGUSA of the Purchased Assets or the ability of PRGUSA, PRGUSA or any of their affiliates to own and operate the Business or which has or is reasonably likely to have a Material Adverse Effect.

        7.7 INTENTIONALLY OMITTED.

        7.8 INTENTIONALLY OMITTED.

        7.9 INTENTIONALLY OMITTED.

        7.10 INTENTIONALLY OMITTED.

        7.11 REGULATORY MATTERS. The parties shall have complied with the HSR Act, and any waiting period (and any extension thereof) under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated. All other filings shall have been made and all other approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement and all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated herein so that PRGUSA shall be able to continue to carry on the Business substantially in the manner now conducted by Seller shall have been taken or made. Seller shall cooperate with PRGUSA in applying after the Closing for tax clearance letters in respect of Seller from applicable state authorities in respect of Seller's outstanding income, employment, withholding, sales and use, and similar tax liabilities, if any.

        7.12 TERM INSURANCE. Each of S. Mark Jones, Robert J. Svec and Charles
W. Kennedy shall have physically qualified for term life insurance policies of PRGUSA provided for herein.

        7.13 EPS SHARES. At or prior to the Closing, Seller shall have distributed an aggregate of 50,000 shares of common stock of EPS (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) to key employees selected by EPS in amounts determined by EPS, in consideration of past services rendered to Seller by such employee. Such shares shall be unregistered securities which may be transferred, subject to the option described below, without any restrictions except for those required by applicable federal and state securities laws. Such shares shall be issued subject to an option in favor of PRGUSA to purchase such shares, at a price of $5 per share, in the event that within two years after the Closing Date such employee voluntarily terminates his employment with PRGUSA or his employment is terminated by PRGUSA with Cause (as such term is defined in each such employee's employment agreement with PRGUSA). Such option in favor of PRGUSA shall automatically terminate in the event employee's employment is terminated by PRGUSA without Cause or by such employee's death or permanent disability.

                                   ARTICLE 8
                             CONDITIONS TO SELLER'S
                          AND SHAREHOLDER'S OBLIGATIONS

        Each and every obligation of Seller and of Shareholder under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions unless and to the extent any such condition is specifically waived in writing by Seller and Shareholder:

        8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by PRGX and PRGUSA in or pursuant to this Agreement or given on its behalf hereunder shall have been true and correct on and as of the Effective Date.

        8.2 OBLIGATIONS PERFORMED. PRGX and PRGUSA shall have performed and complied in all material respects with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing and the Board of PRGUSA and PRGX shall have approved this transaction in writing.

        8.3 REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement and all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated herein so that PRGUSA shall be able to continue to carry on the Business substantially in the manner now conducted by Seller shall have been taken or made.

        8.4 CLOSING DELIVERIES. PRGX and/or PRGUSA shall have delivered to Seller each of the following, together with any additional items which Seller may reasonably request to effect the transactions contemplated herein:

               (a) certified copies of the corporate resolutions of the Board of Directors of PRGUSA and the Board of Directors of PRGX authorizing the transactions contemplated herein and the execution, delivery and performance of this Agreement and the PRGUSA Transaction Documents by PRGX and PRGUSA, as applicable, together with incumbency certificates with respect to the respective officers of PRGUSA executing documents or instruments on behalf of PRGUSA;

               (b) a certificate of a duly authorized officer of PRGUSA and a duly authorized officer of PRGX certifying as to the matters set forth in Sections 8.1 and 8.2 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

               (c) the Purchase Price, less the escrow amount provided for in
Section 2.3, and the payments under the Noncompetition Agreement delivered by wire transfer to an account or accounts specified by Seller in writing at least three days prior to the Closing;

               (d) the Indemnity Escrow Agreement, duly executed by PRGUSA, together with the escrow amount provided for in Section 2.3 delivered by wire transfer to the escrow agent as designated therein;

               (e) the documents and instruments described in Section 1.3 hereof duly executed by PRGUSA;

               (f) the offer letters for employment with each of the Key Employees, duly executed by PRGUSA;

               (g) the Noncompetition Agreement referred to in Section 3.4 hereof duly executed by PRGUSA;

               (h) consent of PRGUSA's principal lenders, a bank syndicate led by Bank of America, N.A.;

               (i) the Closing Statement, duly executed by PRGUSA and PRGX;

               (j) the letter agreement referred to in Section 7.13, duly executed by PRGUSA; and

               (k) any other documents or agreements, as reasonably requested by Seller or Shareholder, contemplated hereby and/or necessary to consummate the transactions contemplated hereby.

        8.5 HSR ACT. The parties shall have complied with the HSR Act, and any waiting period (and any extension thereof) under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated.

        8.6 NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other person, challenging or seeking material damages in connection with, the acquisition by PRGUSA of the Purchased Assets pursuant to the transactions contemplated herein or the ability of PRGX or PRGUSA or any of its affiliates to own and operate the Business or otherwise materially adversely affecting the Business, assets, prospects, financial condition or results of operations of Seller.

        8.7 INTENTIONALLY OMITTED.

        8.8 INTENTIONALLY OMITTED.

                                    ARTICLE 9
                                   TERMINATION

        9.1 TERMINATION. This Agreement may be terminated at any time before the Closing Date:

               (a) by mutual written consent of PRGX, PRGUSA and Seller;

               (b) INTENTIONALLY OMITTED;

               (c) by any nonbreaching party hereto if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto;

               (d) by either PRGUSA or Seller, if the Closing is not consummated on or before the Outside Date (as defined below) unless such failure of consummation is due to the failure of the terminating party to observe or perform in any material respect the covenants, agreements and conditions hereof to be performed or observed by it at or before the Closing Date (as used herein "Outside Date" shall mean June 7, 2000); or

               (e) by PRGUSA, if the conditions set forth in Article 7 hereof have not been satisfied by Seller and Shareholder or waived by PRGUSA and PRGX prior to the Outside Date;

by Seller if the conditions set forth in Article 8 hereof have not been satisfied by PRGUSA or PRGX or waived by Seller and Shareholder prior to the Outside Date.

        9.2 EFFECTS OF TERMINATION. In the event this Agreement is terminated pursuant to Section 9.1(a), 9.1(d) or 9.l(e) above, no party shall have any obligations to the others hereunder except for those obligations in respect of confidentiality and the return of confidential information set forth in Section 3.1(d) hereof and as set forth in that certain Nondisclosure Agreement between Seller and PRGUSA dated September 21, 1999 (the "Nondisclosure Agreement"). If this Agreement is terminated pursuant to Section 9.1(c) or Section 9.1(d), the obligations in respect of confidentiality and the return of confidential information set forth in Section 3.1(d) hereof and set forth in the Nondisclosure Agreement shall remain in effect, and each party hereto may exercise all remedies available to it under this Agreement, at law or in equity.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

        10.1 SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

        10.2 MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

        10.3 ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement, the other Seller Transaction Documents and the other PRGUSA Transaction Documents
(a) may not be assigned by PRGX or PRGUSA on or prior to the Closing without the prior written consent of Seller and Shareholder (except for an assignment to a wholly owned subsidiary of PRGUSA or PRGX, which may be made without the prior consent of, but with notice to, Seller; provided that, in such event, the assignor shall remain obligated hereunder in the same manner as if such assignment had not been effected); (b) may not be assigned by PRGX or PRGUSA after the Closing without the prior written consent of Seller and Shareholder, except for an assignment to an affiliate of PRGX or PRGUSA, which may be made without the prior consent of, but with notice to, Seller and Shareholder; provided that, in such event, the assignor shall remain obligated hereunder in the same manner as if such assignment had not been effected; and (c) may not be assigned by Seller or Shareholder at any time, without the prior written consent of PRGUSA. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

        10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.5 NOTICES. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next-day delivery

("Overnight Delivery") or mailed by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, as set forth below:

      If to Seller, Shareholder or EPS:  Enterprise Profit Solutions Corporation
                                         695 Town Center Drive
                                         Suite 700
                                         Costa Mesa, CA 92626
                                         Attention: Mark Coleman
                                         Telefax: (714) 429-4890

      with a copy to:                    Neal, Gerber & Eisenberg
                                         Two North La Salle Street
                                         Suite 2200
                                         Chicago, IL 60602
                                         Attention: William M. Holzman, Esq.
                                         Telefax: (312) 269-1747

      and a copy to:                     Bollinger, Ruberry & Garvey
                                         500 W. Madison Street
                                         Suite 2300
                                         Chicago, IL 60661
                                         Attention: Edward Ruberry, Esq.
                                         Telefax: (312) 269-1747

      If to PRGX or PRGUSA:              The Profit Recovery Group USA, Inc.
                                         2300 Windy Ridge Parkway
                                         Suite 100 North
                                         Atlanta, GA 30339-8426
                                         Attention: Clinton McKellar, Jr.
                                                    Senior Vice President &
                                                      General Counsel
                                         Telefax:   (770) 779-3034

      with a copy to:                    Arnall Golden & Gregory, LLP
                                         1201 West Peachtree Street, Suite 2800
                                         Atlanta, Georgia 30309-3400
                                         Attention: Jonathan Golden, Esq.
                                         Telefax: (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day (with written confirmation of receipt), (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by certified U.S. Mail, return receipt requested, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which U.S. national banks are open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

        10.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except for the Nondisclosure Agreement, which remains in full force and effect in accordance with the terms thereof, this Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Seller, PRGX, PRGUSA and Shareholder, any rights or remedies hereunder.

        10.7 FURTHER ASSURANCES. The parties to this Agreement agree to execute and deliver, both before and after the Closing, any additional information or documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. Shareholder and Seller agree to provide to PRGX and PRGUSA, both before and after the Closing, such information as PRGX and PRGUSA may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following the Effective Date.

        10.8 GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Agreement, and, except as otherwise provided therein, any Seller Transaction Document and any PRGUSA Transaction Document shall be governed by and construed under the laws of the State of Georgia, without reference to principles of conflict of laws. Except as otherwise expressly provided in this Agreement, any Seller Transaction Document or any PRGUSA Transaction Document (collectively, the "Agreements"), any litigation arising out of, in connection with or in relation to any of the Agreements, or any of the transactions contemplated under any of the Agreements, shall be adjudicated in the United States District Court for the Northern District of Georgia or, if there is not a basis for federal court jurisdiction, in the Superior Court of Cobb County, Georgia. Each party hereto irrevocably submits to the personal jurisdiction of such courts for the purpose of any such litigation. Each of the parties hereto expressly waives and agrees not to assert by way of a defense or motion any claim that it is not subject to the personal jurisdiction of the courts set forth above, that such litigation is brought in an inconvenient forum, or that venue for such litigation is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove litigation from the Superior Court of Cobb County, Georgia, to the United States District Court for the Northern District of Georgia. Each of Seller, Shareholder and EPS hereby appoints the Georgia Secretary of State as its agent for the purpose of receiving service of process with respect to any proceeding under any of the Agreements; provided, however, that if any process is served on the Georgia Secretary of State pursuant hereto a copy of such service will be sent concurrently by certified mail, return receipt requested, by PRGUSA to Seller, Shareholder and EPS in accordance with the notice provisions of such agreement.

        10.9 SECTION HEADINGS; CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        PRGX:
                                        THE PROFIT RECOVERY GROUP
                                             INTERNATIONAL, INC.

                                        By:________________________________
                                        Name: Clinton McKellar, Jr.
                                        Its: Senior Vice President and
                                             General Counsel


                                        PRGUSA:
                                        THE PROFIT RECOVERY GROUP USA, INC.

                                        By:________________________________
                                        Name: Clinton McKellar, Jr.
                                        Its: Senior Vice President and
                                             General Counsel


                                        SELLER:
                                        TSL SERVICES, INC.

                                        By:________________________________

                                        Name:______________________________

                                        Its:_______________________________


                                        SHAREHOLDER:
                                        ENTERPRISE PROFIT SOLUTIONS
                                        CORPORATION

                                        By:________________________________

                                        Name:______________________________

                                        Its:_______________________________


                                        EPS:
                                        EPS SOLUTIONS CORPORATION

                                        By:________________________________

                                        Name:______________________________

                                        Its:_______________________________

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1.1(a)     Fixed Assets
Schedule 1.1(f)     Licenses and Permits
Schedule 1.1(g)     Deposits and Other Rights
Schedule 2.4        Estimated Closing Balance Sheet
Schedule 2.4-A      Purchase Price Adjustments
Schedule 3.2        Key Employees
Schedule 4.1        States in which Seller is Qualified to do business
Schedule 4.2        Seller's Directors and Officers
Schedule 4.3        Exceptions to Title
Schedule 4.4        Consents
Schedule 4.8        Financial Information
Schedule 4.9        Purchased Assets owned or held by Persons other than Seller
Schedule 4.11A      Trade Payables and Accrued Expenses
Schedule 4.11B      Other Debts, Obligations, Guaranties and Liabilities
Schedule 4.12       Tax Matters
Schedule 4.14       Accounts Receivable
Schedule 4.15       Material Contracts
Schedule 4.15A      Descriptions of oral Material Contracts
Schedule 4.15B      Breaches or Defaults of Material Contracts
Schedule 4.16       Material Leases
Schedule 4.17       Clients and Primary Clients
Schedule 4.18       Employees and Consultants
Schedule 4.19       Intellectual Property Assets
Schedule 4.20       Internet Presence
Schedule 4.21       Year 2000 Compliance
Schedule 4.22       Benefit Plans and List of Accrued Vacation Obligations
Schedule 4.24       Litigation
Schedule 4.25       Insurance
Schedule 4.26       Immigration Matters
Schedule 4.28       Material Changes
Schedule 4.29       Certain Arrangements
Schedule 4.30       Bank Accounts

Exhibit 1.3(a)      Form of Bill of Sale
Exhibit 1.3(b)      Form of Assignment and Assumption Agreement
Exhibit 2.3         Indemnity Escrow Agreement
Exhibit 3.2         Form of Employee Agreement
Exhibits 3.4        Form of Noncompetition Agreement
Exhibit 7.5(h)      Form of Opinion of Seller's, Shareholder's and EPS's Counsel



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